                   LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

                   LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

                              FINANCIAL STATEMENTS
                           DECEMBER 31, 2011 AND 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder of Lincoln Life & Annuity Company of New York

We have audited the accompanying consolidated balance sheets of Lincoln Life & Annuity Company of New York (the Company) as of December 31, 2011 and 2010, and the related consolidated statements of income (loss), stockholder's equity, and cash flows for each of the three years in the period ended December 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Lincoln Life & Annuity Company of New York at December 31, 2011 and 2010, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2011, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 2 to the consolidated financial statements, in 2009 the Company changed its method of accounting for the recognition and presentation of other-than-temporary impairments.

                                                     /s/ Ernst & Young LLP

                                                     Philadelphia, Pennsylvania
                                                     March 30, 2012

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

BALANCE SHEETS
(IN MILLIONS, EXCEPT SHARE DATA)

                                                                                   AS OF DECEMBER 31,
                                                                                   ------------------
                                                                                      2011     2010
                                                                                    -------   -------
ASSETS
Investments:
   Available-for-sale securities, at fair value:
      Fixed maturity securities (amortized cost: 2011 -- $6,660; 2010 -- $6,429)    $ 7,288   $ 6,659
      Equity securities (cost: 2011 and 2010 -- $2)                                       3         3
   Mortgage loans on real estate                                                        264       225
   Policy loans                                                                         419       431
   Other investments                                                                      1         1
                                                                                    -------   -------
         Total investments                                                            7,975     7,319
Cash and invested cash                                                                   17        48
Deferred acquisition costs and value of business acquired                               585       731
Premiums and fees receivable                                                              5         5
Accrued investment income                                                                97        93
Reinsurance recoverables                                                                564       484
Reinsurance related embedded derivatives                                                 13        19
Goodwill                                                                                 60       162
Other assets                                                                             92       115
Separate account assets                                                               2,677     2,660
                                                                                    -------   -------
         Total assets                                                               $12,085   $11,636
                                                                                    =======   =======
LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES
Future contract benefits                                                            $ 1,676   $ 1,585
Other contract holder funds                                                           5,333     5,208
Other liabilities                                                                       445       304
Separate account liabilities                                                          2,677     2,660
                                                                                    -------   -------
         Total liabilities                                                           10,131     9,757
                                                                                    =======   =======
CONTINGENCIES AND COMMITMENTS (SEE NOTE 10)
STOCKHOLDER'S EQUITY
Common stock -- 132,000 shares authorized, issued and outstanding                       941       940
Retained earnings                                                                       775       879
Accumulated other comprehensive income (loss)                                           238        60
                                                                                    -------   -------
         Total stockholder's equity                                                   1,954     1,879
                                                                                    -------   -------
            Total liabilities and stockholder's equity                              $12,085   $11,636
                                                                                    =======   =======

                 See accompanying Notes to Financial Statements

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

STATEMENTS OF INCOME (LOSS)
(IN MILLIONS)

                                                                                             FOR THE YEARS ENDED
                                                                                                 DECEMBER 31,
                                                                                             -------------------
                                                                                             2011   2010   2009
                                                                                             ----   ----   ----
REVENUES
Insurance premiums                                                                           $128   $127   $104
Insurance fees                                                                                266    259    255
Net investment income                                                                         417    418    408
Realized gain (loss):
   Total other-than-temporary impairment losses on securities                                 (25)   (20)   (90)
   Portion of loss recognized in other comprehensive income                                     7      5     31
                                                                                             ----   ----   ----
      Net other-than-temporary impairment losses on securities recognized in earnings         (18)   (15)   (59)
      Realized gain (loss), excluding other-than-temporary impairment losses on securities     (9)    (2)    (6)
                                                                                             ----   ----   ----
         Total realized gain (loss)                                                           (27)   (17)   (65)
Other revenues and fees                                                                        --     --     (1)
                                                                                             ----   ----   ----
      Total revenues                                                                          784    787    701
                                                                                             ----   ----   ----
BENEFITS AND EXPENSES
Interest credited                                                                             207    207    209
Benefits                                                                                      274    254    225
Underwriting, acquisition, insurance and other expenses                                       200    158    159
Impairment of intangibles                                                                     102     --     --
                                                                                             ----   ----   ----
   Total benefits and expenses                                                                783    619    593
                                                                                             ----   ----   ----
      Income (loss) before taxes                                                                1    168    108
      Federal income tax expense (benefit)                                                     32     55     35
                                                                                             ----   ----   ----
         Net income (loss)                                                                   $(31)  $113   $ 73
                                                                                             ====   ====   ====

                 See accompanying Notes to Financial Statements

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

STATEMENTS OF STOCKHOLDER'S EQUITY
(IN MILLIONS)

                                                                FOR THE YEARS ENDED
                                                                    DECEMBER 31,
                                                              ------------------------
                                                               2011     2010     2009
                                                              ------   ------   ------
COMMON STOCK
Balance as of beginning-of-year                               $  940   $  940   $  940
Stock compensation/issued for benefit plans                        1       --       --
                                                              ------   ------   ------
   Balance as of end-of-year                                     941      940      940
                                                              ------   ------   ------
RETAINED EARNINGS
Balance as of beginning-of-year                                  879      846      757
Cumulative effect from adoption of new accounting standards       --       --       16
Comprehensive income (loss)                                      147      203      269
Less other comprehensive income (loss), net of tax               178       90      196
                                                              ------   ------   ------
   Net income (loss)                                             (31)     113       73
Dividends declared                                               (73)     (80)      --
                                                              ------   ------   ------
   Balance as of end-of-year                                     775      879      846
                                                              ------   ------   ------
ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)
Balance as of beginning-of-year                                   60      (30)    (210)
Cumulative effect from adoption of new accounting standards       --       --      (16)
Other comprehensive income (loss), net of tax                    178       90      196
                                                              ------   ------   ------
   Balance as of end-of-year                                     238       60      (30)
                                                              ------   ------   ------
      Total stockholder's equity as of end-of-year            $1,954   $1,879   $1,756
                                                              ======   ======   ======

                 See accompanying Notes to Financial Statements

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

STATEMENTS OF CASH FLOWS
(IN MILLIONS)

                                                                                 FOR THE YEARS ENDED
                                                                                    DECEMBER 31,
                                                                               -----------------------
                                                                                2011    2010    2009
                                                                               -----   -----   -------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                                              $ (31)  $ 113   $    73
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
   Deferred acquisition costs, value of business acquired,
      deferred sales inducements and deferred front-end
      loads deferrals and interest, net of amortization                           60      28        27
   Change in premiums and fees receivable                                         --      --        (2)
   Change in accrued investment income                                            (4)     (1)       (6)
   Change in future contract benefits and other contract holder funds            (75)    (84)     (140)
   Change in reinsurance related assets and liabilities                          (79)     25        92
   Change in federal income tax accruals                                          15      40        44
   Realized (gain) loss                                                           27      17        65
   Impairment of intangibles                                                     102      --        --
   Other                                                                          42     (18)       (5)
                                                                               -----   -----   -------
      Net cash provided by (used in) operating activities                         57     120       148
                                                                               -----   -----   -------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of available-for-sale securities                                      (857)   (920)   (1,150)
Sales of available-for-sale securities                                           100     210       271
Maturities of available-for-sale securities                                      500     451       384
Purchases of other investments                                                  (132)   (119)      (18)
Sales or maturities of other investments                                         105     135        70
                                                                               -----   -----   -------
      Net cash provided by (used in) investing activities                       (284)   (243)     (443)
                                                                               -----   -----   -------
CASH FLOWS FROM FINANCING ACTIVITIES
Deposits of fixed account values, including the fixed portion of variable        620     583       663
Withdrawals of fixed account values, including the fixed portion of variable    (284)   (346)     (308)
Transfers to and from separate accounts, net                                     (68)    (51)      (50)
Common stock issued for benefit plans and excess tax benefits                      1      --        --
Dividends paid to stockholders                                                   (73)    (80)       --
                                                                               -----   -----   -------
      Net cash provided by (used in) financing activities                        196     106       305
                                                                               -----   -----   -------
Net increase (decrease) in cash and invested cash                                (31)    (17)       10
Cash and invested cash as of beginning-of-year                                    48      65        55
                                                                               -----   -----   -------
      Cash and invested cash as of end-of-year                                 $  17   $  48   $    65
                                                                               =====   =====   =======

                 See accompanying Notes to Financial Statements

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

NOTES TO FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Lincoln Life & Annuity Company of New York ("LLANY" or the "Company," which also may be referred to as "we," "our" or "us"), a wholly-owned subsidiary of The Lincoln National Life Insurance Company ("LNL"), a wholly-owned subsidiary of Lincoln National Corporation ("LNC" or the "Ultimate Parent"), and formerly referred to as Jefferson-Pilot LifeAmerica Insurance Company ("JPLA"), is domiciled in the state of New York. LLANY is principally engaged in the sale of individual life insurance products, individual annuity products and work-site and group non-medical products (primarily term life and disability). These products are marketed primarily through personal producing general agents and brokers throughout the U.S. LLANY is licensed and sells its products throughout the United States of America and several U.S. territories. See Note 19 for additional information.

BASIS OF PRESENTATION

The accompanying financial statements are prepared in accordance with United States of America generally accepted accounting principles ("GAAP"). Certain GAAP policies, which significantly affect the determination of financial position, results of operations and cash flows, are summarized below.

LLANY also submits financial statements to insurance industry regulatory authorities. Those financial statements are prepared on the basis of statutory accounting practices ("SAP") and are significantly different from financial statements prepared in accordance with GAAP. See Note 17 for additional discussion on SAP.

Certain amounts reported in prior years' financial statements have been reclassified to conform to the presentation adopted in the current year. These reclassifications had no effect on net income or stockholder's equity of the prior years.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions affecting the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses for the reporting period. Those estimates are inherently subject to change and actual results could differ from those estimates. Included among the material (or potentially material) reported amounts and disclosures that require extensive use of estimates are: fair value of certain invested assets, asset valuation allowances, deferred acquisition costs ("DAC"), value of business acquired ("VOBA"), deferred sales inducements ("DSI"), goodwill, future contract benefits, other contract holder funds which includes deferred front-end loads ("DFEL"), pension plans, income taxes and the potential effects of resolving litigated matters.

BUSINESS COMBINATIONS

We use the acquisition method of accounting for all business combination transactions, and accordingly, generally recognize the fair values of assets acquired, liabilities assumed and any noncontrolling interests in our financial statements. The allocation of fair values may be subject to adjustment after the initial allocation for up to a one-year period as more information relative to the fair values as of the acquisition date becomes available. The financial statements include the results of operations of any acquired company since the acquisition date.

FAIR VALUE MEASUREMENT

Our measurement of fair value is based on assumptions used by market participants in pricing the asset or liability, which may include inherent risk, restrictions on the sale or use of an asset or non-performance risk, which would include our own credit risk. Our estimate of an exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability ("exit price") in the principal market, or the most advantageous market in the absence of a principal market, for that asset or liability, as opposed to the price that would be paid to acquire the asset or receive a liability ("entry price"). Pursuant to the Fair Value Measurements and Disclosures Topic of the Financial Accounting Standards Board ("FASB") ACCOUNTING STANDARDS CODIFICATION(TM) ("ASC"), we categorize our financial instruments carried at fair value into a three-level fair value hierarchy, based on the priority of inputs to the respective valuation technique. The three-level hierarchy for fair value measurement is defined as follows:

     - Level 1 - inputs to the valuation methodology are quoted prices available in active markets for identical investments as of the reporting date, except for large holdings subject to "blockage discounts" that are excluded;

     - Level 2 - inputs to the valuation methodology are other than quoted prices in active markets, that are either directly or indirectly observable as of the reporting date, and fair value can be determined through the use of models or other valuation methodologies; and

     - Level 3 - inputs to the valuation methodology are unobservable inputs in situations where there is little or no market activity for the asset or liability, and we make estimates and assumptions related to the pricing of the asset or liability, including assumptions regarding risk.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment.

When a determination is made to classify an asset or liability within Level 3 of the fair value hierarchy, the determination is based upon the significance of the unobservable inputs to the overall fair value measurement. Because certain securities trade in less liquid or illiquid markets with limited or no pricing information, the determination of fair value for these securities is inherently more difficult. However, Level 3 fair value investments may include, in addition to the unobservable or Level 3 inputs, observable components, which are components that are actively quoted or can be validated to market-based sources.

AVAILABLE-FOR-SALE SECURITIES -- FAIR VALUATION METHODOLOGIES AND ASSOCIATED INPUTS

Securities classified as available-for-sale ("AFS") consist of fixed maturity and equity securities and are stated at fair value with unrealized gains and losses included within accumulated other comprehensive income (loss) ("AOCI"), net of associated DAC, VOBA, DSI, other contract holder funds and deferred income taxes.

We measure the fair value of our securities classified as AFS based on assumptions used by market participants in pricing the security. The most appropriate valuation methodology is selected based on the specific characteristics of the fixed maturity or equity security, and we consistently apply the valuation methodology to measure the security's fair value. Our fair value measurement is based on a market approach that utilizes prices and other relevant information generated by market transactions involving identical or comparable securities. Sources of inputs to the market approach primarily include third-party pricing services, independent broker quotations or pricing matrices. We do not adjust prices received from third parties; however, we do analyze the third-party pricing services' valuation methodologies and related inputs and perform additional evaluation to determine the appropriate level within the fair value hierarchy.

The observable and unobservable inputs to our valuation methodologies are based on a set of standard inputs that we generally use to evaluate all of our AFS securities. Observable inputs include benchmark yields, reported trades, broker-dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers and reference data. In addition, market indicators, industry and economic events are monitored, and further market data is acquired if certain triggers are met. For certain security types, additional inputs may be used, or some of the inputs described above may not be applicable. For private placement securities, we use pricing matrices that utilize observable pricing inputs of similar public securities and Treasury yields as inputs to the fair value measurement. Depending on the type of security or the daily market activity, standard inputs may be prioritized differently or may not be available for all AFS securities on any given day. For broker-quoted only securities, non-binding quotes from market makers or broker-dealers are obtained from sources recognized as market participants. For securities trading in less liquid or illiquid markets with limited or no pricing information, we use unobservable inputs to measure fair value.

The following summarizes our fair valuation methodologies and associated inputs, which are particular to the specified security type and are in addition to the defined standard inputs to our valuation methodologies for all of our AFS securities discussed above:

     - Corporate bonds and U.S. Government bonds - We also use Trade Reporting and Compliance Engine(TM) reported tables for our corporate bonds and vendor trading platform data for our U.S. Government bonds.

     - Mortgage- and asset-backed securities - We also utilize additional inputs which include new issues data, monthly payment information and monthly collateral performance, including prepayments, severity, delinquencies, step-down features and over collateralization features for each of our mortgage-backed securities ("MBS"), which include collateralized mortgage obligations and mortgage pass through securities backed by residential mortgages ("RMBS"), commercial mortgage-backed securities ("CMBS") and collateralized debt obligations ("CDOs").

     - State and municipal bonds - We also use additional inputs that include information from the Municipal Securities Rule Making Board, as well as material event notices, new issue data, issuer financial statements and Municipal Market Data benchmark yields for our state and municipal bonds.

     - Hybrid and redeemable preferred and equity securities - We also utilize additional inputs of exchange prices (underlying and common stock of the same issuer) for our hybrid and redeemable preferred and equity securities, including banking, insurance, other financial services and other securities.

In order to validate the pricing information and broker-dealer quotes, we employ, where possible, procedures that include comparisons with similar observable positions, comparisons with subsequent sales and observations of general market movements for those security classes. We have policies and procedures in place to review the process that is utilized by our third-party pricing service and the output that is provided to us by the pricing service. On a periodic basis, we test the pricing for a sample of securities to evaluate the inputs and assumptions used by the pricing service, and we perform a comparison of the pricing service output to an alternative pricing source. We also evaluate prices provided by our primary pricing service to ensure that they are not stale or unreasonable by reviewing the prices for unusual changes from period to period based on certain parameters or for lack of change from one period to the next.

AFS SECURITIES -- EVALUATION FOR RECOVERY OF AMORTIZED COST

We regularly review our AFS securities for declines in fair value that we determine to be other-than-temporary. For an equity security, if we do not have the ability and intent to hold the security for a sufficient period of time to allow for a recovery in value, we conclude that an other-than-temporary impairment ("OTTI") has occurred and the amortized cost of the equity security is written down to the current fair value, with a corresponding charge to realized gain (loss) on our Statements of Income (Loss). When assessing our ability and intent to hold the equity security to recovery, we consider, among other things, the severity and duration of the decline in fair value of the equity security as well as the cause of the decline, a fundamental analysis of the liquidity, and business prospects and overall financial condition of the issuer.

For our fixed maturity AFS securities, we generally consider the following to determine whether our unrealized losses are OTTI:

     -    The estimated range and average period until recovery;

     -    The estimated range and average holding period to maturity;

     -    Remaining payment terms of the security;

     - Current delinquencies and nonperforming assets of underlying collateral;

     -    Expected future default rates;

     - Collateral value by vintage, geographic region, industry concentration or property type;

     - Subordination levels or other credit enhancements as of the balance sheet date as compared to origination; and

     -    Contractual and regulatory cash obligations.

For a debt security, if we intend to sell a security or it is more likely than not we will be required to sell a debt security before recovery of its amortized cost basis and the fair value of the debt security is below amortized cost, we conclude that an OTTI has occurred and the amortized cost is written down to current fair value, with a corresponding charge to realized gain (loss) on our Statements of Income (Loss). If we do not intend to sell a debt security or it is not more likely than not we will be required to sell a debt security before recovery of its amortized cost basis but the present value of the cash flows expected to be collected is less than the amortized cost of the debt security (referred to as the credit loss), we conclude that an OTTI has occurred and the amortized cost is written down to the estimated recovery value with a corresponding charge to realized gain (loss) on our Statements of Income (Loss), as this amount is deemed the credit portion of the OTTI. The remainder of the decline to fair value is recorded in OCI to unrealized OTTI on AFS securities on our Statements of Stockholder's Equity, as this amount is considered a noncredit (i.e., recoverable) impairment.

When assessing our intent to sell a debt security or if it is more likely than not we will be required to sell a debt security before recovery of its cost basis, we evaluate facts and circumstances such as, but not limited to, decisions to reposition our security portfolio, sale of securities to meet cash flow needs and sales of securities to capitalize on favorable pricing. In order to determine the amount of the credit loss for a debt security, we calculate the recovery value by performing a discounted cash flow analysis based on the current cash flows and future cash flows we expect to recover. The discount rate is the effective interest rate implicit in the underlying debt security. The effective interest rate is the original yield or the coupon if the debt security was previously impaired. See the discussion below for additional information on the methodology and significant inputs, by security type, which we use to determine the amount of a credit loss.

Our conclusion that it is not more likely than not that we will be required to sell the fixed maturity AFS securities before recovery of their amortized cost basis, the estimated future cash flows are equal to or greater than the amortized cost basis of the debt securities, or we have the ability to hold the equity AFS securities for a period of time sufficient for recovery is based upon our asset-liability management process. Management considers the following as part of the evaluation:

     -    The current economic environment and market conditions;

     -    Our business strategy and current business plans;

     - The nature and type of security, including expected maturities and exposure to general credit, liquidity, market and interest rate risk;

     - Our analysis of data from financial models and other internal and industry sources to evaluate the current effectiveness of our hedging and overall risk management strategies;

     - The current and expected timing of contractual maturities of our assets and liabilities, expectations of prepayments on investments and expectations for surrenders and withdrawals of life insurance policies and annuity contracts;

     -    The capital risk limits approved by management; and

     -    Our current financial condition and liquidity demands.

To determine the recovery period of a debt security, we consider the facts and circumstances surrounding the underlying issuer including, but not limited to, the following:

     -    Historic and implied volatility of the security;

     - Length of time and extent to which the fair value has been less than amortized cost;

     - Adverse conditions specifically related to the security or to specific conditions in an industry or geographic area;

     - Failure, if any, of the issuer of the security to make scheduled payments; and

     - Recoveries or additional declines in fair value subsequent to the balance sheet date.

In periods subsequent to the recognition of an OTTI, the AFS security is accounted for as if it had been purchased on the measurement date of the OTTI. Therefore, for the fixed maturity AFS security, the original discount or reduced premium is reflected in net investment income over the contractual term of the investment in a manner that produces a constant effective yield.

To determine recovery value of a corporate bond or CDO, we perform additional analysis related to the underlying issuer including, but not limited to, the following:

     - Fundamentals of the issuer to determine what we would recover if they were to file bankruptcy versus the price at which the market is trading;

     -    Fundamentals of the industry in which the issuer operates;

     - Earnings multiples for the given industry or sector of an industry that the underlying issuer operates within, divided by the outstanding debt to determine an expected recovery value of the security in the case of a liquidation;

     - Expected cash flows of the issuer (e.g., whether the issuer has cash flows in excess of what is required to fund its operations);

     -    Expectations regarding defaults and recovery rates;

     -    Changes to the rating of the security by a rating agency; and

     - Additional market information (e.g., if there has been a replacement of the corporate debt security).

Each quarter we review the cash flows for the MBS to determine whether or not they are sufficient to provide for the recovery of our amortized cost. We revise our cash flow projections only for those securities that are at most risk for impairment based on current credit enhancement and trends in the underlying collateral performance. To determine recovery value of a MBS, we perform additional analysis related to the underlying issuer including, but not limited to, the following:

     - Discounted cash flow analysis based on the current cash flows and future cash flows we expect to recover;

     - Level of creditworthiness of the home equity loans or residential mortgages that back an RMBS or commercial mortgages that back a CMBS;

     - Susceptibility to fair value fluctuations for changes in the interest rate environment;

     - Susceptibility to reinvestment risks, in cases where market yields are lower than the securities' book yield earned;

     - Susceptibility to reinvestment risks, in cases where market yields are higher than the book yields earned on a security;

     - Expectations of sale of such a security where market yields are higher than the book yields earned on a security; and

     -    Susceptibility to variability of prepayments.

When evaluating MBS and mortgage-related asset-backed securities ("ABS"), we consider a number of pool-specific factors as well as market level factors when determining whether or not the impairment on the security is temporary or other-than-temporary. The most important factor is the performance of the underlying collateral in the security and the trends of that performance in the prior periods. We use this information about the collateral to forecast the timing and rate of mortgage loan defaults, including making projections for loans that are already delinquent and for those loans that are currently performing but may become delinquent in the future. Other factors used in this analysis include type of underlying collateral (e.g., prime, Alt-A or subprime), geographic distribution of underlying loans and timing of liquidations by state. Once default rates and timing assumptions are determined, we then make assumptions regarding the severity of a default if it were to occur. Factors that impact the severity assumption include expectations for future home price appreciation or depreciation, loan size, first lien versus second lien, existence of loan level private mortgage insurance, type of occupancy and geographic distribution of loans. Once default and severity assumptions are determined for the security in question, cash flows for the underlying collateral are projected including expected defaults and prepayments. These cash flows on the collateral are then translated to cash flows on our tranche based on the cash flow waterfall of the entire capital security structure. If this analysis indicates the entire principal on a particular security will not be returned, the security is reviewed for OTTI by comparing the expected cash flows to amortized cost. To the extent that the security has already been impaired or was purchased at a discount, such that the amortized cost of the security is less than or equal to the present value of cash flows expected to be collected, no impairment is required.

Otherwise, if the amortized cost of the security is greater than the present value of the cash flows expected to be collected, and the security was not purchased at a discount greater than the expected principal loss, then impairment is recognized.

We further monitor the cash flows of all of our AFS securities backed by pools on an ongoing basis. We also perform detailed analysis on all of our subprime, Alt-A, non-agency residential MBS and on a significant percentage of our AFS securities backed by pools of commercial mortgages. The detailed analysis includes revising projected cash flows by updating the cash flows for actual cash received and applying assumptions with respect to expected defaults, foreclosures and recoveries in the future. These revised projected cash flows are then compared to the amount of credit enhancement (subordination) in the structure to determine whether the amortized cost of the security is recoverable. If it is not recoverable, we record an impairment of the security.

MORTGAGE LOANS ON REAL ESTATE

Mortgage loans on real estate are carried at unpaid principal balances adjusted for amortization of premiums and accretion of discounts and are net of valuation allowances. Interest income is accrued on the principal balance of the loan based on the loan's contractual interest rate. Premiums and discounts are amortized using the effective yield method over the life of the loan. Interest income and amortization of premiums and discounts are reported in net investment income on our Statements of Income (Loss) along with mortgage loan fees, which are recorded as they are incurred.

Our commercial loan portfolio is comprised of long-term loans secured by existing commercial real estate. As such, it does not exhibit risk characteristics unique to mezzanine, construction, residential, agricultural, land or other types of real estate loans. We believe all of the loans in our portfolio share three primary risks: borrower creditworthiness; sustainability of the cash flow of the property; and market risk; therefore, our methods for monitoring and assessing credit risk are consistent for our entire portfolio. Loans are considered impaired when it is probable that, based upon current information and events, we will be unable to collect all amounts due under the contractual terms of the loan agreement. When we determine that a loan is impaired, a valuation allowance is established for the excess carrying value of the loan over its estimated value. The loan's estimated value is based on: the present value of expected future cash flows discounted at the loan's effective interest rate; the loan's observable market price; or the fair value of the loan's collateral. Valuation allowances are maintained at a level we believe is adequate to absorb estimated probable credit losses of each specific loan. Our periodic evaluation of the adequacy of the allowance for losses is based on our past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay (including the timing of future payments), the estimated value of the underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. Trends in market vacancy and rental rates are incorporated into the analysis that we perform for monitored loans and may contribute to the establishment of (or an increase or decrease in) an allowance for credit losses. In addition, we review each loan individually in our commercial mortgage loan portfolio on an annual basis to identify emerging risks. We focus on properties that experienced a reduction in debt-service coverage or that have significant exposure to tenants with deteriorating credit profiles. Where warranted, we establish or increase loss reserves for a specific loan based upon this analysis. Our process for determining past due or delinquency status begins when a payment date is missed, at which time the borrower is contacted. After the grace period expiration that may last up to 10 days, we send a default notice. The default notice generally provides a short time period to cure the default. Our policy is to report loans that are 60 or more days past due, which equates to two or more payments missed, as delinquent. We do not accrue interest on loans 90 days past due, and any interest received on these loans is either applied to the principal or recorded in net investment income on our Statements of Income (Loss) when received, depending on the assessment of the collectibility of the loan. We resume accruing interest once a loan complies with all of its original terms or restructured terms. Mortgage loans deemed uncollectible are charged against the allowance for losses, and subsequent recoveries, if any, are credited to the allowance for losses. All mortgage loans that are impaired have an established allowance for credit losses. Changes in valuation allowances are reported in realized gain (loss) on our Statements of Income (Loss).

We measure and assess the credit quality of our mortgage loans by using loan-to-value and debt-service coverage ratios. The loan-to-value ratio compares the principal amount of the loan to the fair value at origination of the underlying property collateralizing the loan and is commonly expressed as a percentage. Loan-to-value ratios greater than 100% indicate that the principal amount is greater than the collateral value. Therefore, all else being equal, a lower loan-to-value ratio generally indicates a higher quality loan. The debt-service coverage ratio compares a property's net operating income to its debt-service payments. Debt-service coverage ratios of less than 1.0 indicate that property operations do not generate enough income to cover its current debt payments. Therefore, all else being equal, a higher debt-service coverage ratio generally indicates a higher quality loan.

POLICY LOANS

Policy loans represent loans we issue to contract holders that use the cash surrender value of their life insurance policy as collateral. Policy loans are carried at unpaid principal balances.

DERIVATIVE INSTRUMENTS

We have certain variable annuity products with guaranteed withdrawal benefits ("GWB") and guaranteed income benefits ("GIB") features that are embedded derivatives. These derivative instruments are recognized as either assets or liabilities on our Balance Sheets at estimated fair value. The change in fair value of the embedded derivatives flows through net income as realized gain
(loss) on our Statements of Income (Loss).

CASH AND CASH EQUIVALENTS

Cash and invested cash is carried at cost and includes all highly liquid debt instruments purchased with a maturity of three months or less.

DAC, VOBA, DSI AND DFEL

Commissions and other costs of acquiring universal life ("UL") insurance, variable universal life ("VUL") insurance, traditional life insurance, annuities and other investment contracts, which vary with and are related primarily to the production of new business, have been deferred (i.e., DAC) to the extent recoverable. VOBA is an intangible asset that reflects the estimated fair value of in-force contracts in a life insurance company acquisition and represents the portion of the purchase price that is allocated to the value of the right to receive future cash flows from the business in force at the acquisition date. Bonus credits and excess interest for dollar cost averaging contracts are considered DSI. Contract sales charges that are collected in the early years of an insurance contract are deferred (i.e., DFEL), and the unamortized balance is reported in other contract holder funds on our Balance Sheets.

Both DAC and VOBA amortization, excluding amounts reported in realized gain
(loss), is reported within underwriting, acquisition, insurance and other expenses on our Statements of Income (Loss). DSI amortization, excluding amounts reported in realized gain (loss), is reported in interest credited on our Statements of Income (Loss). The amortization of DFEL, excluding amounts reported in realized gain (loss), is reported within insurance fees on our Statements of Income (Loss). The methodology for determining the amortization of DAC, VOBA, DSI and DFEL varies by product type. For all insurance contracts, amortization is based on assumptions consistent with those used in the development of the underlying contract adjusted for emerging experience and expected trends.

Acquisition costs for UL and VUL insurance and investment-type products, which include fixed and variable deferred annuities, are generally amortized over the lives of the policies in relation to the incidence of estimated gross profits ("EGPs") from surrender charges, investment, mortality net of reinsurance ceded and expense margins and actual realized gain (loss) on investments. Contract lives for UL and VUL policies are estimated to be 40 years and 30 years, respectively, based on the expected lives of the contracts. Contract lives for fixed and variable deferred annuities are generally between 12 and 30 years, while some of our fixed multi-year guarantee products have amortization periods equal to the guarantee period. The front-end load annuity product has an assumed life of 25 years. Longer lives are assigned to those blocks that have demonstrated favorable lapse experience.

Acquisition costs for all traditional contracts, including traditional life insurance, which include individual whole life, group business and term life insurance contracts, are amortized over periods of 7 to 30 years on either a straight-line basis or as a level percent of premium of the related policies depending on the block of business. There is currently no DAC, VOBA, DSI or DFEL balance or related amortization for fixed and variable payout annuities.

We account for modifications of insurance contracts that result in a substantially unchanged contract as a continuation of the replaced contract. We account for modifications of insurance contracts that result in a substantially changed contract as an extinguishment of the replaced contract.

The carrying amounts of DAC, VOBA, DSI and DFEL are adjusted for the effects of realized and unrealized gains and losses on securities classified as AFS and certain embedded derivatives. Amortization expense of DAC, VOBA, DSI and DFEL reflects an assumption for an expected level of credit-related investment losses. When actual credit-related investment losses are realized, we recognize a true-up to our DAC, VOBA, DSI and DFEL amortization within realized gain
(loss) on our Statements of Income (Loss) reflecting the incremental effect of actual versus expected credit-related investment losses. These actual to expected amortization adjustments can create volatility from period to period in realized gain (loss).

On a quarterly basis, we may record an adjustment to the amounts included within our Balance Sheets for DAC, VOBA, DSI and DFEL with an offsetting benefit or charge to revenue or expense for the effect of the difference between future EGPs used in the prior quarter and the emergence of actual and updated future EGPs in the current quarter ("retrospective unlocking"). In addition, in the third quarter of each year, we conduct our annual comprehensive review of the assumptions and the projection models used for our estimates of future gross profits underlying the amortization of DAC, VOBA, DSI and DFEL and the calculations of the embedded derivatives and reserves for life insurance and annuity products with living benefit and death benefit guarantees. These assumptions include investment margins, mortality, retention, rider utilization and maintenance expenses (costs associated with maintaining records relating to insurance and individual and group annuity contracts and with the processing of premium collections, deposits, withdrawals and commissions). Based on our review, the cumulative balances of DAC, VOBA, DSI and DFEL, included on our Balance Sheets, are adjusted with an offsetting benefit or charge to revenue or amortization expense to reflect such change ("prospective unlocking -- assumption changes"). We may have prospective unlocking in other quarters as we become aware of information that warrants updating prospective assumptions outside of our annual comprehensive review. We may also identify and implement actuarial modeling refinements ("prospective unlocking -- model refinements") that result in increases or decreases to the carrying values of DAC, VOBA, DSI, DFEL, embedded derivatives and reserves for life insurance and annuity products with living benefit and death benefit guarantees. The primary distinction between retrospective and prospective unlocking is that retrospective unlocking is driven by the difference between actual gross profits compared to EGPs each period, while prospective unlocking is driven by changes in assumptions or projection models related to our expectations of future EGPs.

DAC, VOBA, DSI and DFEL are reviewed periodically to ensure that the unamortized portion does not exceed the expected recoverable amounts.

REINSURANCE

We enter into reinsurance agreements with other companies in the normal course of business. Assets and liabilities and premiums and benefits from certain reinsurance contracts that grant statutory surplus relief to other insurance companies are netted on our Balance Sheets and Statements of Income (Loss), respectively, because there is a right of offset. All other reinsurance agreements are reported on a gross basis on our Balance Sheets as an asset for amounts recoverable from reinsurers or as a component of other liabilities for amounts, such as premiums, owed to the reinsurers, with the exception of modified coinsurance ("Modco") agreements for which the right of offset also exists. Reinsurance premiums and benefits paid or provided are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Premiums, benefits and DAC are reported net of insurance ceded.

GOODWILL

We recognize the excess of the purchase price, plus the fair value of any noncontrolling interest in the acquiree, over the fair value of identifiable net assets acquired as goodwill. Goodwill is not amortized, but is reviewed at least annually for indications of value impairment, with consideration given to financial performance and other relevant factors. In addition, certain events, including a significant adverse change in legal factors or the business climate, an adverse action or assessment by a regulator or unanticipated competition, would cause us to review the carrying amounts of goodwill for impairment. We are required to perform a two-step test in our evaluation of the carrying value of goodwill for impairment. In Step 1 of the evaluation, the fair value of each reporting unit is determined and compared to the carrying value of the reporting unit. If the fair value is greater than the carrying value, then the carrying value is deemed to be sufficient and Step 2 is not required. If the fair value estimate is less than the carrying value, it is an indicator that impairment may exist and Step 2 is required to be performed. In Step 2, the implied fair value of the reporting unit's goodwill is determined by assigning the reporting unit's fair value as determined in Step 1 to all of its net assets (recognized and unrecognized) as if the reporting unit had been acquired in a business combination at the date of the impairment test. If the implied fair value of the reporting unit's goodwill is lower than its carrying amount, goodwill is impaired and written down to its fair value, and a charge is reported in impairment of intangibles on our Statements of Income (Loss).

OTHER ASSETS AND OTHER LIABILITIES

Other assets consist primarily of DSI, specifically identifiable intangible assets, property and equipment owned by the company, certain reinsurance assets, receivables resulting from sales of securities that had not yet settled as of the balance sheet date and other prepaid expenses. Other liabilities consist primarily of current and deferred taxes, employee benefit liabilities, certain reinsurance payables, payables resulting from purchases of securities that had not yet settled as of the balance sheet date and other accrued expenses.

The carrying values of specifically identifiable intangible assets are reviewed at least annually for indicators of impairment in value that are other-than-temporary, including unexpected or adverse changes in the following: the economic or competitive environments in which the company operates; profitability analyses; cash flow analyses; and the fair value of the relevant business operation. If there was an indication of impairment, then the discounted cash flow method would be used to measure the impairment, and the carrying value would be adjusted as necessary and reported in impairment of intangibles on our Statements of Income (Loss). Sales force intangibles are attributable to the value of the new business distribution system acquired through business combinations. These assets are amortized on a straight-line basis over their useful life of 25 years.

Property and equipment owned for company use is carried at cost less allowances for depreciation. Provisions for depreciation of investment real estate and property and equipment owned for company use are computed principally on the straight-line method over the estimated useful lives of the assets, which include buildings, computer hardware and software and other property and equipment. We periodically review the carrying value of our long-lived assets, including property and equipment, for impairment whenever events or circumstances indicate that the carrying amount of such assets may not be fully recoverable. For long-lived assets to be held and used, impairments are recognized when the carrying amount of a long-lived asset is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. An impairment loss is measured as the amount by which the carrying amount of a long-lived asset exceeds its fair value.

Long-lived assets to be disposed of by abandonment or in an exchange for a similar productive long-lived asset are classified as held-for-use until they are disposed. Long-lived assets to be sold are classified as held-for-sale and are no longer depreciated. Certain criteria have to be met in order for the long-lived asset to be classified as held-for-sale, including that a sale is probable and expected to occur within one year. Long-lived assets classified as held-for-sale are recorded at the lower of their carrying amount or fair value less cost to sell.

SEPARATE ACCOUNT ASSETS AND LIABILITIES

We maintain separate account assets, which are reported at fair value. The related liabilities are reported at an amount equivalent to the separate account assets. Investment risks associated with market value changes are borne by the contract holders, except to the extent of minimum guarantees made by the Company with respect to certain accounts.

We issue variable annuity contracts through our separate accounts for which investment income and investment gains and losses accrue directly to, and investment risk is borne by, the contract holder (traditional variable annuities). We also issue variable annuity and life contracts through separate accounts that include various types of guaranteed death benefit ("GDB"), GWB and GIB features. The GDB features include those where we contractually guarantee to the contract holder either: return of no less than total deposits made to the contract less any partial withdrawals ("return of net deposits"); total deposits made to the contract less any partial withdrawals plus a minimum return ("minimum return"); or the highest contract value on any contract anniversary date through age 80 minus any payments or withdrawals following the contract anniversary ("anniversary contract value").

As discussed in Note 4, certain features of these guarantees are accounted for as embedded derivative reserves, whereas other guarantees are accounted for as benefit reserves. Other guarantees contain characteristics of both and are accounted for under an approach that calculates the value of the embedded derivative reserve and the benefit reserve based on the specific characteristics of each guaranteed living benefit ("GLB") feature. The net impact of these changes is reported as a component of realized gain (loss) on our Statements of Income (Loss).

The "market consistent scenarios" used in the determination of the fair value of the GWB liability are similar to those used by an investment bank to value derivatives for which the pricing is not transparent and the aftermarket is nonexistent or illiquid. In our calculation, risk-neutral Monte-Carlo simulations resulting in over 35 million scenarios are utilized to value the entire block of guarantees. The market consistent scenario assumptions, as of each valuation date, are those we view to be appropriate for a hypothetical market participant. The market consistent inputs include assumptions for the capital markets (e.g., implied volatilities, correlation among indices, risk-free swap curve, etc.), policyholder behavior (e.g., policy lapse, benefit utilization, mortality, etc.), risk margins, administrative expenses and a margin for profit. We believe these assumptions are consistent with those that would be used by a market participant; however, as the related markets develop we will continue to reassess our assumptions. It is possible that different valuation techniques and assumptions could produce a materially different estimate of fair value.

FUTURE CONTRACT BENEFITS AND OTHER CONTRACT HOLDER FUNDS

Future contract benefits represent liability reserves that we have established and carry based on estimates of how much we will need to pay for future benefits and claims. Other contract holder funds represent liabilities for fixed account values, including the fixed portion of variable, dividends payable, premium deposit funds, undistributed earnings on participating business and other contract holder funds as well the carrying value of DFEL discussed above.

The liabilities for future contract benefits and claim reserves for UL and VUL insurance policies consist of contract account balances that accrue to the benefit of the contract holders, excluding surrender charges. The liabilities for future insurance contract benefits and claim reserves for traditional life policies are computed using assumptions for investment yields, mortality and withdrawals based principally on generally accepted actuarial methods and assumptions at the time of contract issue. Investment yield assumptions for traditional direct individual life reserves for all contracts range from 2.25% to 7.75% depending on the time of contract issue. The investment yield assumptions for immediate and deferred paid-up annuities range from 1.50% to 10.00%. These investment yield assumptions are intended to represent an estimation of the interest rate experience for the period that these contract benefits are payable.

The liabilities for future claim reserves for variable annuity products containing GDB features are calculated by estimating the present value of total expected benefit payments over the life of the contract divided by the present value of total expected assessments over the life of the contract ("benefit ratio") multiplied by the cumulative assessments recorded from the contract inception through the balance sheet date less the cumulative GDB payments plus interest on the reserves. The change in the reserve for a period is the benefit ratio multiplied by the assessments recorded for the period less GDB claims paid in the period plus interest. If experience or assumption changes result in a new benefit ratio, the reserves are adjusted to reflect the changes in a manner similar to the unlocking of DAC, VOBA, DFEL and DSI.

With respect to our future contract benefits and other contract holder funds, we continually review: overall reserve position, reserving techniques and reinsurance arrangements. As experience develops and new information becomes known, liabilities are adjusted as deemed necessary. The effects of changes in estimates are included in the operating results for the period in which such changes occur.

The business written or assumed by us includes participating life insurance contracts, under which the contract holder is entitled to share in the earnings of such contracts via receipt of dividends. The dividend scale for participating policies is reviewed annually and may be adjusted to reflect recent experience and future expectations. As of December 31, 2011 and 2010, participating policies comprised approximately 3% of the face amount of insurance in force, and dividend expenses were $24 million, $27 million and $29 million for the years ended December 31, 2011, 2010 and 2009, respectively.

Liabilities for the secondary guarantees on UL-type products are calculated by multiplying the benefit ratio by the cumulative assessments recorded from contract inception through the balance sheet date less the cumulative secondary guarantee benefit payments plus interest. If experience or assumption changes result in a new benefit ratio, the reserves are adjusted to reflect the changes in a manner similar to the unlocking of DAC, VOBA, DFEL and DSI. The accounting for secondary guarantee benefits impacts, and is impacted by, EGPs used to calculate amortization of DAC, VOBA, DFEL and DSI.

Future contract benefits on our Balance Sheets include GLB features and remaining guaranteed interest and similar contracts that are carried at fair value, which represents approximate surrender value including an estimate for our nonperformance risk. Certain of these features have elements of both insurance benefits and embedded derivatives. We weight these features and their associated reserves accordingly based on their hybrid nature. We classify these items in Level 3 within the hierarchy levels described above in "Fair Value Measurement."

The fair value of our indexed annuity contracts is based on their approximate surrender values.

COMMITMENTS AND CONTINGENCIES

Contingencies arising from environmental remediation costs, regulatory judgments, claims, assessments, guarantees, litigation, recourse reserves, fines, penalties and other sources are recorded when deemed probable and reasonably estimable.

INSURANCE FEES

Insurance fees for investment and interest-sensitive life insurance contracts consist of asset-based fees, cost of insurance charges, percent of premium charges, contract administration charges and surrender charges that are assessed against contract holder account balances. Investment products consist primarily of individual and group variable and fixed deferred annuities. Interest-sensitive life insurance products include UL insurance, VUL insurance and other interest-sensitive life insurance policies. These products include life insurance sold to individuals, corporate-owned life insurance and bank-owned life insurance.

In bifurcating the embedded derivative of our GLB features on our variable annuity products, we attribute to the embedded derivative the portion of total fees collected from the contract holder that relate to the GLB riders (the "attributed fees"), which are not reported within insurance fees on our Statements of Income (Loss). These attributed fees represent the present value of future claims expected to be paid for the GLB at the inception of the contract plus a margin that a theoretical market participant would include for risk/profit and are reported within realized gain (loss) on our Statements of Income (Loss).

The timing of revenue recognition as it relates to fees assessed on investment contracts is determined based on the nature of such fees. Asset-based fees, cost of insurance and contract administration charges are assessed on a daily or monthly basis and recognized as revenue when assessed and earned. Percent of premium charges are assessed at the time of premium payment and recognized as revenue when assessed and earned. Certain amounts assessed that represent compensation for services to be provided in future periods are reported as unearned revenue and recognized in income over the periods benefited. Surrender charges are recognized upon surrender of a contract by the contract holder in accordance with contractual terms.

For investment and interest-sensitive life insurance contracts, the amounts collected from contract holders are considered deposits and are not included in revenue.

INSURANCE PREMIUMS

Our insurance premiums for traditional life insurance and group insurance products are recognized as revenue when due from the contract holder. Our traditional life insurance products include those products with fixed and guaranteed premiums and benefits and consist primarily of whole life insurance, limited-payment life insurance, term life insurance and certain annuities with life contingencies. Our group non-medical insurance products consist primarily of term life, disability and dental.

NET INVESTMENT INCOME

Dividends and interest income, recorded in net investment income, are recognized when earned. Amortization of premiums and accretion of discounts on investments in debt securities are reflected in net investment income over the contractual terms of the investments in a manner that produces a constant effective yield.

For CDOs and MBS, included in the AFS fixed maturity securities portfolios, we recognize income using a constant effective yield based on anticipated prepayments and the estimated economic life of the securities. When actual prepayments differ significantly from originally anticipated prepayments, the retrospective effective yield is recalculated to reflect actual payments to date and a catch up adjustment is recorded in the current period. In addition, the new effective yield, which reflects anticipated future payments, is used prospectively. Any adjustments resulting from changes in effective yield are reflected in net investment income on our Statements of Income (Loss).

REALIZED GAIN (LOSS)

Realized gain (loss) on our Statements of Income (Loss) includes realized gains and losses from the sale of investments, write-downs for other-than-temporary impairments of investments, embedded derivative gains and losses and net gains and losses on reinsurance embedded derivatives. Realized gains and losses on the sale of investments are determined using the specific identification method. Realized gain (loss) is recognized in net income, net of associated amortization of DAC, VOBA, DSI and DFEL. Realized gain (loss) is also net of allocations of investment gains and losses to certain contract holders and certain funds withheld on reinsurance arrangements for which we have a contractual obligation.

INTEREST CREDITED

Interest credited includes interest credited to contract holder account balances. Interest crediting rates associated with funds invested in our general account during 2009 through 2011 ranged from 3.00% to 9.00%.

BENEFITS

Benefits for UL and other interest-sensitive life insurance products include benefit claims incurred during the period in excess of contract account balances. Benefits also include the change in reserves for life insurance products with secondary guarantee benefits and annuity products with guaranteed death benefits. For traditional life, group health and disability income products, benefits are recognized when incurred in a manner consistent with the related premium recognition policies.

PENSION AND OTHER POSTRETIREMENT BENEFIT PLANS

Our employees participate in the pension and postretirement benefit plans which are sponsored by LNC and LNL. Pursuant to the accounting rules for our obligations to employees under our various pension and other postretirement benefit plans, we are required to make a number of assumptions to estimate related liabilities and expenses. We use assumptions for the weighted-average discount rate and expected return on plan assets to estimate pension expense. The discount rate assumptions are determined using an analysis of current market information and the projected benefit flows associated with these plans. The expected long-term rate of return on plan assets is based on historical and projected future rates of return on the funds invested in the plan. The calculation of our accumulated postretirement benefit obligation also uses an assumption of weighted-average annual rate of increase in the per capita cost of covered benefits, which reflects a health care cost trend rate.

STOCK-BASED COMPENSATION

In general, we expense the fair value of stock awards included in our incentive compensation plans. As of the date LNC's Board of Directors approves stock awards, the fair value of stock options is determined using a Black-Scholes options valuation methodology, and the fair value of other stock awards is based upon the market value of the stock. The fair value of the awards is expensed over the performance or service period, which generally corresponds to the vesting period, and is recognized as an increase to common stock in stockholder's equity. We classify certain stock awards as liabilities. For these awards, the settlement value is classified as a liability on our balance sheet and the liability is marked-to-market through net income at the end of each reporting period. Stock-based compensation expense is reflected in underwriting, acquisition, insurance and other expenses on our Statements of Income (Loss).

INCOME TAXES

We have elected to file consolidated federal income tax returns with LNC and its subsidiaries. Pursuant to an intercompany tax sharing agreement with LNC, we provide for income taxes on a separate return filing basis. The tax sharing agreement also provides that we will receive benefit for net operating losses, capital losses and tax credits which are not usable on a separate return basis to the extent such items may be utilized in the consolidated income tax returns of LNC. Deferred income taxes are recognized, based on enacted rates, when assets and liabilities have different values for financial statement and tax reporting purposes. A valuation allowance is recorded to the extent required to reduce the deferred tax asset to an amount that we expect, more likely than not, will be realized.

2.   NEW ACCOUNTING STANDARDS

ADOPTION OF NEW ACCOUNTING STANDARDS

FAIR VALUE MEASUREMENTS AND DISCLOSURES TOPIC

In January 2010, the FASB issued ASU No. 2010-06, "Improving Disclosures about Fair Value Measurements" ("ASU 2010-06"), which required additional disclosure related to the three-level fair value hierarchy. We adopted the disclosure requirements related to significant transfers in and out of Levels 1 and 2 of the fair value hierarchy, and fair value disclosures related to pension and postretirement benefit plan assets effective January 1, 2010. Effective January 1, 2011, we adopted the remaining disclosure amendments in ASU 2010-06 requiring us to separately present information related to purchases, sales, issuances and settlements in the reconciliation of fair value measurements classified as Level 3, and have included the disclosure in Note 18 for the year ended December 31, 2011.

FINANCIAL SERVICES -- INSURANCE INDUSTRY TOPIC

In April 2010, the FASB issued ASU No. 2010-15, "How Investments Held through Separate Accounts Affect an Insurer's Consolidation Analysis of Those Investments" ("ASU 2010-15"), to clarify a consolidation issue for insurance entities that hold a controlling interest in an investment fund either partially or completely through separate accounts. ASU 2010-15 concludes that an insurance entity would not be required to consider interests held in separate accounts when determining whether or not to consolidate an investment fund, unless the separate account interest is held for the benefit of a related party. If an investment fund is consolidated, the portion of the assets representing interests held in separate accounts would be recorded as a separate account asset with a corresponding separate account liability. The remaining investment fund assets would be consolidated in the insurance entity's general accounts. We adopted the accounting guidance in ASU 2010-15 effective January 1, 2011, and applied the accounting guidance retrospectively to our separate accounts. The adoption did not have a material effect on our financial condition and results of operations.

INTANGIBLES -- GOODWILL AND OTHER TOPIC

In December 2010, the FASB issued ASU No. 2010-28, "When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts" ("ASU 2010-28"). Generally, reporting units with zero or negative carrying amounts will pass Step 1 of the goodwill impairment test as the fair value will exceed carrying value; therefore, goodwill impairment would not be assessed under Step 2. ASU 2010-28 modifies Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts, and requires these reporting units perform Step 2 of the impairment test to determine if it is more likely than not that goodwill impairment exists. We adopted ASU 2010-28 effective January 1, 2011, and the adoption did not have a material effect on our financial condition and results of operations.

INVESTMENTS -- DEBT AND EQUITY SECURITIES TOPIC

In April 2009, the FASB replaced the guidance in the Investments -- Debt and Equity Securities Topic of the FASB ASC related to OTTI. Our accounting policy for OTTI, included in Note 1, reflects these changes adopted by the FASB. As a result of adopting this accounting guidance, effective January 1, 2009, we recorded an increase of $16 million to the opening balance of retained earnings with a corresponding decrease to accumulated OCI on our Statements of Stockholder's Equity to reclassify the noncredit portion of previously other-than-tem-porarily impaired debt securities held as of January 1, 2009. The cumulative effect adjustment was calculated for all debt securities held as of January 1, 2009, for which an OTTI was previously recognized, and for which we did not intend to sell the security and it was not more likely than not that we would be required to sell the security before recovery of its amortized cost, by comparing the present value of cash flows expected to be received as of January 1, 2009, to the amortized cost basis of the debt securities. In addition, because the carrying amounts of DAC, VOBA, DSI and DFEL are adjusted for the effects of realized and unrealized gains and losses on fixed maturity AFS securities, we recognized a true-up to our DAC, VOBA, DSI and DFEL balances for this cumulative effect adjustment.

Information regarding our calculation of OTTI is included in Note 3, and the amount of OTTI recognized in accumulated OCI is provided in Note 11.

RECEIVABLES TOPIC

In July 2010, the FASB issued ASU No. 2010-20, "Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses" ("ASU 2010-20") to provide more information regarding the nature of the risk associated with financing receivables and how the assessment of the risk is used to estimate the allowance for credit losses. ASU 2010-20 was adopted over two reporting periods, and comparative disclosures were not required for earlier reporting periods ending prior to the initial adoption date. The remaining disclosure requirement related to the activity in our allowance for mortgage loans on real estate losses was effective January 1, 2011, and is provided in Note 3.

FUTURE ADOPTION OF NEW ACCOUNTING STANDARDS

BALANCE SHEET TOPIC

In December 2011, the FASB issued ASU No. 2011-11, "Disclosures about Offsetting Assets and Liabilities" ("ASU 2011-11"), to address certain comparability issues between financial statements prepared in accordance with GAAP and those prepared in accordance with International Financial Reporting Standards. ASU 2011-11 will require an entity to provide enhanced disclosures about financial instruments and derivative instruments to enable users to understand the effects of offsetting in the financial statements as well as the effects of master netting arrangements on an entity's financial position. The disclosures required by ASU 2011-11 are effective for annual and interim reporting periods beginning on or after January 1, 2013, with respective disclosures required for all comparative periods presented. We will adopt the disclosure requirements in ASU 2011-11 beginning with our 2013 financial statements, and are currently evaluating the appropriate location for these disclosures in the notes to our financial statements.

COMPREHENSIVE INCOME TOPIC

In June 2011, the FASB issued ASU No. 2011-05, "Presentation of Comprehensive Income" ("ASU 2011-05"), with an objective of increasing the prominence of items reported in other comprehensive income ("OCI"). The amendments in ASU 2011-05 provide entities with the option to present the total of comprehensive income, the components of net income and the components of OCI in either a single continuous statement of comprehensive income or in two separate but consecutive statements. In addition, ASU 2011-05 requires entities to present reclassification adjustments for each component of AOCI in both net income and OCI on the face of the financial statements, however in December 2011, the FASB deferred this presentation requirement by issuing ASU No. 2011-12, "Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05" ("ASU 2011-12"). The FASB is considering operational concerns about the presentation requirements and the needs of financial statement users for additional information about reclassification adjustments. As noted in ASU 2011-12, the deferral does not affect the requirements in ASU 2011-5 to present the items of net income, OCI and total comprehensive income in a single continuous or two consecutive statements. In addition, entities will still be required to present amounts reclassified out of AOCI on the face of the financial statements or in the notes to the financial statements. ASU 2011-05 and ASU 2011-12 are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2011. Early adoption is permitted and the accounting guidance in ASU 2011-05 not subject to the deferral in ASU 2011-12 must be applied retrospectively. We will adopt the provisions of ASU 2011-05 and ASU 2011-12 with our 2012 financial statements and are currently evaluating our options for the presentation of comprehensive income.

FAIR VALUE MEASUREMENTS AND DISCLOSURES TOPIC

In May 2011, the FASB issued ASU No. 2011-04, "Amendments to Achieve Common
Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards" ("ASU 2011-04"), which was issued to create a consistent framework for the application of fair value measurement across jurisdictions. The amendments include wording changes to GAAP in order to clarify the FASB's intent about the application of existing fair value measurements and disclosure requirements, as well as to change a particular principle or existing requirement for measuring fair value or disclosing information about fair value measurements. There are no additional fair value measurements required upon the adoption of ASU 2011-04. The amendments are effective, prospectively, for interim and annual reporting periods beginning after December 15, 2011. Early adoption is prohibited. We will adopt the provisions of ASU 2011-04 effective January 1, 2012, and do not expect the adoption will have a material effect on our financial condition and results of operations.

FINANCIAL SERVICES -- INSURANCE INDUSTRY TOPIC

In October 2010, the FASB issued ASU No. 2010-26, "Accounting for Costs Associated with Acquiring or Renewing Insurance Contracts" ("ASU 2010-26"), which clarifies the types of costs incurred by an insurance entity that can be capitalized in the acquisition of insurance contracts. Only those costs incurred which result directly from and are essential to the successful acquisition of new or renewal insurance contracts may be capitalized. Incremental costs related to unsuccessful attempts to acquire insurance contracts must be expensed as incurred. Under ASU 2010-26, the capitalization criteria in the direct-response advertising guidance of the Other Assets and Deferred Costs Topic of the FASB ASC must be met in order to capitalize advertising costs. The amendments are effective for fiscal years and interim periods beginning after December 15, 2011. Early adoption is permitted and an entity may elect to apply the guidance prospectively or retrospectively. We will adopt the provisions of ASU 2010-26 effective January 1, 2012, and currently estimate that retrospective adoption will result in the restatement of all years presented with a cumulative effect adjustment to the opening balance of retained earnings for the earliest period presented of approximately $51 million to $62 million. In addition, the adoption of this accounting guidance will result in a lower DAC adjustment associated with unrealized gains and losses on AFS securities and certain derivatives; therefore, we will also adjust these DAC balances as of January 1, 2012, through a cumulative effect adjustment to the opening balance of AOCI. This adjustment is dependent on our unrealized position as of the date of adoption.

INTANGIBLES -- GOODWILL AND OTHER TOPIC

In September 2011, the FASB issued ASU No. 2011-08, "Testing Goodwill for Impairment" ("ASU 2011-08"), which provides an option to first assess qualitative factors to determine if it is necessary to complete the two-step goodwill impairment test. If an assessment of the relevant events and circumstances leads to a conclusion that it is not more likely than not that the fair value of a reporting unit is less than its carrying value, then performing the two-step impairment test is unnecessary. However, if a conclusion is reached otherwise, the two-step impairment test, that is currently required under the FASB ASC, must be completed. An entity has an unconditional option to bypass the qualitative assessment for any reporting unit and proceed directly to the two-step goodwill impairment test, and resume qualitative assessment for the same reporting unit in a subsequent reporting period. The amendments in ASU 2011-08 will be effective for interim and annual goodwill impairment tests performed for fiscal years beginning after December 15, 2011, with early adoption permitted. We will adopt the provisions of ASU 2011-08 effective January 1, 2012, and do not expect the adoption will have a material effect on our financial condition and results of operations.

TRANSFERS AND SERVICING TOPIC

In April 2011, the FASB issued ASU No. 2011-03, "Reconsideration of Effective Control for Repurchase Agreements" ("ASU 2011-03"), which revises the criteria for assessing effective control for repurchase agreements and other agreements that both entitle and obligate a transferor to repurchase or redeem financial assets before their maturity. The determination of whether the transfer of a financial asset subject to a repurchase agreement is a sale is based, in part, on whether the entity maintains effective control over the financial asset. ASU 2011-03 removes from the assessment of effective control: the criterion requiring the transferor to have the ability to repurchase or redeem the financial asset on substantially the agreed terms, even in the event of default by the transferee, and the related requirement to demonstrate that the transferor possesses adequate collateral to fund substantially all the cost of purchasing replacement financial assets. The amendments in ASU 2011-03 will be effective for interim and annual reporting periods beginning on or after December 15, 2011, early adoption is prohibited and the amendments will be applied prospectively to transactions or modifications of existing transactions that occur on or after the effective date. We will adopt the provisions of ASU 2011-03 effective January 1, 2012, and do not expect the adoption will have a material effect on our financial condition and results of operations.

3. INVESTMENTS

AFS SECURITIES

Pursuant to the Fair Value Measurements and Disclosures Topic of the FASB ASC, we have categorized AFS securities into a three-level hierarchy, based on the priority of the inputs to the respective valuation technique. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3), as described in Note 1, which also includes additional disclosures regarding our fair value measurements.

The amortized cost, gross unrealized gains, losses and OTTI and fair value of AFS securities (in millions) were as follows:

                                                  AS OF DECEMBER 31, 2011
                                            --------------------------------------
                                                         GROSS UNREALIZED
                                            AMORTIZED  -------------------   FAIR
                                               COST    GAINS  LOSSES  OTTI   VALUE
                                            ---------  -----  ------  ----  ------
FIXED MATURITY SECURITIES:
Corporate bonds                               $5,253    $626    $ 84   $ 9  $5,786
U.S. Government bonds                             28       7      --    --      35
Foreign government bonds                          50       7      --    --      57
RMBS                                             791      70       8    13     840
CMBS                                             130       5       9    --     126
CDOs                                               3      --      --    --       3
State and municipal bonds                        294      37       1    --     330
Hybrid and redeemable preferred securities       111      10      10    --     111
                                              ------    ----    ----   ---  ------
   Total fixed maturity securities             6,660     762     112    22   7,288
Equity securities                                  2       1      --    --       3
                                              ------    ----    ----   ---  ------
      Total AFS securities                    $6,662    $763    $112   $22  $7,291
                                              ======    ====    ====   ===  ======

                                                  AS OF DECEMBER 31, 2010
                                            --------------------------------------
                                                         GROSS UNREALIZED
                                            AMORTIZED  -------------------   FAIR
                                               COST    GAINS  LOSSES  OTTI   VALUE
                                            ---------  -----  ------  ----  ------
FIXED MATURITY SECURITIES:
Corporate bonds                               $4,898    $348    $ 93   $13  $5,140
U.S. Government bonds                             29       4      --    --      33
Foreign government bonds                          28       2      --    --      30
RMBS                                             889      45      23    12     899
CMBS                                             200       8      25    --     183
CDOs                                               3      --      --    --       3
State and municipal bonds                        257       1       8    --     250
Hybrid and redeemable preferred securities       125       6      10    --     121
                                              ------    ----    ----   ---  ------
   Total fixed maturity securities             6,429     414     159    25   6,659
Equity securities                                  2       1      --    --       3
                                              ------    ----    ----   ---  ------
      Total AFS securities                    $6,431    $415    $159   $25  $6,662
                                              ======    ====    ====   ===  ======

The amortized cost and fair value of fixed maturity AFS securities by contractual maturities (in millions) were as follows:

                                           AS OF DECEMBER 31, 2011
                                           -----------------------
                                              AMORTIZED    FAIR
                                                COST      VALUE
                                              ---------  -------
Due in one year or less                         $  237   $  240
Due after one year through five years            1,000    1,070
Due after five years through ten years           2,203    2,455
Due after ten years                              2,296    2,554
                                                ------   ------
   Subtotal                                      5,736    6,319
                                                ------   ------
MBS                                                921      966
CDOs                                                 3        3
                                                ------   ------
      Total fixed maturity AFS securities       $6,660   $7,288
                                                ======   ======

Actual maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations.

The fair value and gross unrealized losses, including the portion of OTTI recognized in OCI, of AFS securities (dollars in millions), aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, were as follows:

                                                                          AS OF DECEMBER 31, 2011
                                                               --------------------------------------------------------
                                                               LESS THAN OR EQUAL    GREATER THAN
                                                                TO TWELVE MONTHS     TWELVE MONTHS         TOTAL
                                                               ------------------  -----------------  -----------------
                                                                         GROSS              GROSS              GROSS
                                                                       UNREALIZED         UNREALIZED         UNREALIZED
                                                                 FAIR  LOSSES AND   FAIR  LOSSES AND   FAIR  LOSSES AND
                                                                VALUE     OTTI     VALUE     OTTI     VALUE     OTTI
                                                               ------  ----------  -----  ----------  -----  ----------
FIXED MATURITY SECURITIES:
Corporate bonds                                                  $225      $17      $246     $ 76      $471    $ 93
RMBS                                                               68       14        53        7       121      21
CMBS                                                                8       --        19        9        27       9
State and municipal bonds                                           9       --        10        1        19       1
Hybrid and redeemable preferred securities                         31        2        29        8        60      10
                                                                 ----      ---      ----     ----      ----    ----
   Total fixed maturity AFS securities                           $341      $33      $357     $101      $698    $134
                                                                 ====      ===      ====     ====      ====    ====
Total number of AFS securities in an unrealized loss position                                                   267
                                                                                                                ===

                                                                          AS OF DECEMBER 31, 2010
                                                               --------------------------------------------------------
                                                               LESS THAN OR EQUAL    GREATER THAN
                                                                TO TWELVE MONTHS     TWELVE MONTHS         TOTAL
                                                               ------------------  -----------------  -----------------
                                                                         GROSS              GROSS              GROSS
                                                                       UNREALIZED         UNREALIZED         UNREALIZED
                                                                 FAIR  LOSSES AND   FAIR  LOSSES AND   FAIR  LOSSES AND
                                                                VALUE     OTTI     VALUE     OTTI     VALUE     OTTI
                                                               ------  ----------  -----  ----------  -----  ----------
FIXED MATURITY SECURITIES:
Corporate bonds                                                  $505      $26      $371      $ 80    $  876   $106
RMBS                                                               42       14        94        21       136     35
CMBS                                                                4       --        39        25        43     25
State and municipal bonds                                         179        7         8         1       187      8
Hybrid and redeemable preferred securities                         21        2        43         8        64     10
                                                                 ----      ---      ----     ----      ----    ----
   Total fixed maturity AFS securities                           $751      $49      $555      $135    $1,306   $184
                                                                 ====      ===      ====      ====    ======   ====
Total number of AFS securities in an unrealized loss position                                                   401
                                                                                                                ===

The fair value, gross unrealized losses, the portion of OTTI recognized in OCI (in millions) and number of AFS securities where the fair value had declined and remained below amortized cost by greater than 20% were as follows:

                                                            AS OF DECEMBER 31, 2011
                                                     --------------------------------------
                                                            GROSS UNREALIZED
                                                      FAIR  ----------------    NUMBER OF
                                                     VALUE    LOSSES  OTTI    SECURITIES(1)
                                                     -----    ------  ----    -------------
Less than six months                                  $ 36       $ 8   $ 6         19
Six months or greater, but less than nine months         1         1    --          3
Nine months or greater, but less than twelve months      1        --    --          2
Twelve months or greater                                93        69    11         57
                                                      ----       ---   ---        ---
   Total                                              $131       $78   $17         81
                                                      ====       ===   ===        ===

                                                            AS OF DECEMBER 31, 2010
                                                     --------------------------------------
                                                            GROSS UNREALIZED
                                                      FAIR  ----------------    NUMBER OF
                                                     VALUE    LOSSES  OTTI    SECURITIES(1)
                                                     -----    ------  ----    -------------
Less than six months                                  $ 25       $ 12  $--         17
Six months or greater, but less than nine months         9          3   --          2
Nine months or greater, but less than twelve months      6          2   --          3
Twelve months or greater                               126         84   22         76
                                                      ----       ----  ---         --
   Total                                              $166       $101  $22         98
                                                      ====       ====  ===         ==

----------
(1) We may reflect a security in more than one aging category based on various purchase dates.

We regularly review our investment holdings for OTTI. Our gross unrealized losses on AFS securities as of December 31, 2011, decreased $50 million in comparison to December 31, 2010. This change was attributable primarily to a decline in overall market yields, which was driven by market uncertainty and weakening economic activity. As discussed further below, we believe the unrealized loss position as of December 31, 2011, does not represent OTTI as we did not intend to sell these fixed maturity AFS securities, it is not more likely than not that we will be required to sell the fixed maturity AFS securities before recovery of their amortized cost basis, the estimated future cash flows were equal to or greater than the amortized cost basis of the debt securities, or we had the ability and intent to hold the equity AFS securities for a period of time sufficient for recovery.

Based upon this evaluation as of December 31, 2011, management believed we had the ability to generate adequate amounts of cash from our normal operations (e.g., insurance premiums and fees and investment income) to meet cash requirements with a prudent margin of safety without requiring the sale of our temporarily-impaired securities.

As of December 31, 2011, the unrealized losses associated with our corporate bond securities were attributable primarily to securities that were backed by commercial loans and individual issuer companies. For our corporate bond securities with commercial loans as the underlying collateral, we evaluated the projected credit losses in the underlying collateral and concluded that we had sufficient subordination or other credit enhancement when compared with our estimate of credit losses for the individual security and we expected to recover the entire amortized cost for each security. For individual issuers, we performed detailed analysis of the financial performance of the issuer and determined that we expected to recover the entire amortized cost for each security.

As of December 31, 2011, the unrealized losses associated with our MBS were attributable primarily to collateral losses and credit spreads. We assessed for credit impairment using a cash flow model as discussed above. The key assumptions included default rates, severities and prepayment rates. We estimated losses for a security by forecasting the underlying loans in each transaction. The forecasted loan performance was used to project cash flows to the various tranches in the structure, as applicable. Our forecasted cash flows also considered, as applicable, independent industry analyst reports and forecasts, sector credit ratings and other independent market data. Based upon our assessment of the expected credit losses of the security given the performance of the underlying collateral compared to our subordination or other credit enhancement, we expected to recover the entire amortized cost basis of each security.

As of December 31, 2011, the unrealized losses associated with our hybrid and redeemable preferred securities were attributable primarily to wider credit spreads caused by illiquidity in the market and subordination within the capital structure, as well as credit risk of specific issuers. For our hybrid and redeemable preferred securities, we evaluated the financial performance of the issuer based upon credit performance and investment ratings and determined we expected to recover the entire amortized cost of each security.

Changes in the amount of credit loss of OTTI recognized in net income (loss) where the portion related to other factors was recognized in OCI (in millions) on fixed maturity AFS securities were as follows:

                                                                                    FOR THE YEARS ENDED
                                                                                        DECEMBER 31,
                                                                                    -------------------
                                                                                    2011   2010   2009
                                                                                    ----   ----   ----
Balance as of beginning-of-year                                                     $47    $46    $--
   Cumulative effect from adoption of new accounting standard                               --      5
   Increases attributable to:
      Credit losses on securities for which an OTTI was not previously recognized    10      1     46
      Credit losses on securities for which an OTTI was previously recognized        11      9     --
   Decreases attributable to:
      Securities sold                                                                (7)    (9)    (5)
                                                                                    ---    ---    ---
         Balance as of end-of-year                                                  $61    $47    $46
                                                                                    ===    ===    ===

During the years ended December 31, 2011, 2010 and 2009, we recorded credit losses on securities for which an OTTI was not previously recognized as we determined the cash flows expected to be collected would not be sufficient to recover the entire amortized cost basis of the debt security. The credit losses we recorded on securities for which an OTTI was not previously recognized were attributable primarily to one or a combination of the following reasons:

-    Failure of the issuer of the security to make scheduled payments;

-    Deterioration of creditworthiness of the issuer;

-    Deterioration of conditions specifically related to the security;

-    Deterioration of fundamentals of the industry in which the issuer operates;

- Deterioration of fundamentals in the economy including, but not limited to, higher unemployment and lower housing prices; and

-    Deterioration of the rating of the security by a rating agency.

We recognize the OTTI attributed to the noncredit portion as a separate component in OCI referred to as unrealized OTTI on AFS securities.

MORTGAGE LOANS ON REAL ESTATE

Mortgage loans on real estate principally involve commercial real estate. The commercial loans are geographically diversified throughout the U.S. with the largest concentrations in New York, which accounted for approximately 47% of mortgage loans on real estate as of December 31, 2011, and New York and Texas, which accounted for 38% of mortgage loans as of December 31, 2010.

The following provides the current and past due composition of our mortgage loans on real estate (in millions):

                                 AS OF DECEMBER 31,
                                 ------------------
                                    2011   2010
                                    ----   ----
Current                             $263   $226
Unamortized premium (discount)         1    (1)
                                    ----   ----
Total carrying value                $264   $225
                                    ====   ====

There were no impaired mortgage loans on real estate as of December 31, 2011 and 2010.

As described in Note 1, we use the loan-to-value and debt-service coverage ratios as credit quality indicators for our mortgage loans, which were as follows (dollars in millions):

                                            AS OF DECEMBER 31, 2011       AS OF DECEMBER 31, 2010
                                         ----------------------------   ----------------------------
                                                               DEBT-                          DEBT-
                                                              SERVICE                        SERVICE
                                         PRINCIPAL    % OF   COVERAGE   PRINCIPAL   % OF    COVERAGE
                                          AMOUNT     TOTAL     RATIO     AMOUNT     TOTAL     RATIO
                                         ---------   -----   --------   ---------   -----   --------
LOAN-TO-VALUE
Less than 65%                               $235      89.4%    1.60       $187       82.8%    1.58
65% to 74%                                    24       9.1%    1.48         34       15.0%    1.50
75% to 100%                                    4       1.5%    0.45          5        2.2%    0.41
                                            ----     -----                ----      -----
   Total mortgage loans on real estate      $263     100.0%               $226      100.0%
                                            ====     =====                ====      =====

NET INVESTMENT INCOME

The major categories of net investment income (in millions) on our Consolidated Statements of Income (Loss) were as follows:

                                                                   FOR THE YEARS ENDED
                                                                       DECEMBER 31,
                                                                  ---------------------
                                                                  2011     2010    2009
                                                                  -----   -----   -----
Fixed maturity AFS securities                                     $382    $381    $370
Mortgage loans on real estate                                       14      14      15
Policy loans                                                        23      25      25
Commercial mortgage loan prepayment and bond makewhole premiums      5       4       2
Consent fees                                                        --       1      --
                                                                  ----    ----    ----
   Investment income                                               424     425     412
Investment expense                                                  (7)     (7)     (4)
                                                                  ----    ----    ----
   Net investment income                                          $417    $418    $408
                                                                  ====    ====    ====

REALIZED GAIN (LOSS) RELATED TO CERTAIN INVESTMENTS

The detail of the realized gain (loss) related to certain investments (in millions) was as follows:

                                                                FOR THE YEARS ENDED
                                                                    DECEMBER 31,
                                                               ---------------------
                                                                2011    2010    2009
                                                               -----   -----   -----
Fixed maturity AFS securities:
   Gross gains                                                 $  2    $  7    $  13
   Gross losses                                                 (31)    (29)    (103)
Gain (loss) on other investments                                 --       1       (1)
Associated amortization of DAC, VOBA, DSI and DFEL
   and changes in other contract holder funds                     4       6       25
                                                               ----    ----    -----
   Total realized gain (loss) related to certain investments   $(25)   $(15)   $ (66)
                                                               ====    ====    =====

Details underlying write-downs taken as a result of OTTI (in millions) that were recognized in net income (loss) and included in realized gain (loss) on AFS securities above, and the portion of OTTI recognized in OCI (in millions) were as follows:

                                                                FOR THE YEARS ENDED
                                                                    DECEMBER 31,
                                                                -------------------
                                                                2011   2010   2009
                                                                ----   ----   ----
OTTI RECOGNIZED IN NET INCOME (LOSS)
Fixed maturity securities:
   Corporate bonds                                              $ (2)  $ (8)  $(37)
   RMBS                                                          (14)   (12)   (49)
   CMBS                                                           (8)    (5)    --
                                                                ----   ----   ----
      Total fixed maturity securities                            (24)   (25)   (86)
Equity securities                                                 --     --     (1)
                                                                ----   ----   ----
         Gross OTTI recognized in net income (loss)              (24)   (25)   (87)
         Associated amortization of DAC, VOBA, DSI and DFEL        6     10     28
                                                                ----   ----   ----
            Net OTTI recognized in net income (loss), pre-tax   $(18)  $(15)  $(59)
                                                                ====   ====   ====
PORTION OF OTTI RECOGNIZED IN OCI
Gross OTTI recognized in OCI                                    $  8   $  6   $ 46
Change in DAC, VOBA, DSI and DFEL                                 (1)    (1)   (15)
                                                                ----   ----   ----
   Net portion of OTTI recognized in OCI, pre-tax               $  7   $  5   $ 31
                                                                ====   ====   ====

DETERMINATION OF CREDIT LOSSES ON CORPORATE BONDS

As of December 31, 2011 and 2010, we reviewed our corporate bond portfolio for potential shortfall in contractual principal and interest based on numerous subjective and objective inputs. The factors used to determine the amount of credit loss for each individual security, include, but are not limited to, near term risk, substantial discrepancy between book and market value, sector or company-specific volatility, negative operating trends and trading levels wider than peers.

DETERMINATION OF CREDIT LOSSES ON MBS

As of December 31, 2011 and 2010, default rates were projected by considering underlying MBS loan performance and collateral type. Projected default rates on existing delinquencies vary between 25% to 100% depending on loan type and severity of delinquency status. In addition, we estimate the potential contributions of currently performing loans that may become delinquent in the future based on the change in delinquencies and loan liquidations experienced in the recent history. Finally, we develop a default rate timing curve by aggregating the defaults for all loans (delinquent loans, foreclosure and real estate owned and new delinquencies from currently performing loans) in the pool to project the future expected cash flows.

We use certain available loan characteristics such as lien status, loan sizes and occupancy to estimate the loss severity of loans. Second lien loans are assigned 100% severity, if defaulted. For first lien loans, we assume a minimum of 30% severity with higher severity assumed for investor properties and further housing price depreciation.

INVESTMENT COMMITMENTS

As of December 31, 2011, our investment commitments were $50 million, which included $44 million of mortgage loans on real estate and $6 million of private placements.

CONCENTRATIONS OF FINANCIAL INSTRUMENTS

As of December 31, 2011 and 2010, our most significant investments in one issuer were our investments in securities issued by the Federal Home Loan Mortgage Corporation with a fair value of $494 million and $507 million, or 6% and 7% of our invested assets portfolio, respectively, and our investments in securities issued by Fannie Mae with a fair value of $223 million and $197 million, or 3% of our invested assets portfolio, respectively. These investments are included in corporate bonds in the tables above.

As of December 31, 2011, and December 31, 2010, our most significant investments in one industry were our investment securities in the electric industry with a fair value of $753 million and $713 million, or 9% and 10% of our invested assets portfolio, respectively, and our investment securities in the CMO industry with a fair value of $589 million and $647 million, or 7% and 9% of our invested assets portfolio, respectively. We utilized the industry classifications to obtain the concentration of financial instruments amount; as such, this amount will not agree to the AFS securities table above.

ASSETS ON DEPOSIT

The Company had investment assets on deposit with regulatory agencies with a fair market value of $14 million as of December 31, 2011 and 2010.

4. DERIVATIVE INSTRUMENTS

TYPES OF DERIVATIVE INSTRUMENTS AND DERIVATIVE STRATEGIES

GLB RESERVES EMBEDDED DERIVATIVES

We transfer the liability for our GWB and GIB features to LNL, who along with an affiliate, use a hedging strategy designed to mitigate the risk and income statement volatility caused by changes in the equity markets, interest rates and volatility associated with these features. The hedging strategy is designed such that changes in the value of the hedge contracts due to changes in equity markets, interest rates and implied volatilities move in the opposite direction of changes in embedded derivative reserves of the GWB and GIB caused by those same factors. As part of the current hedging program, equity markets, interest rates and volatility in market conditions are monitored on a daily basis. The hedge positions are re-balanced based upon changes in these factors as needed. While the hedge positions are actively managed, these hedge positions may not be totally effective in offsetting changes in the embedded derivative reserve due to, among other things, differences in timing between when a market exposure changes and corresponding changes to the hedge positions, extreme swings in the equity markets and interest rates, market volatility, contract holder behavior, divergence between the performance of the underlying funds and the hedging indices, divergence between the actual and expected performance of the hedge instruments and the ability to purchase hedging instruments at prices consistent with the desired risk and return trade off.

Certain features of these guarantees have elements of both insurance benefits accounted for under the Financial Services - Insurance - Claim Costs and Liabilities for Future Policy Benefits Subtopic of the FASB ASC ("benefit reserves") and embedded derivatives accounted for under the Derivatives and Hedging and the Fair Value Measurements and Disclosures Topics of the FASB ASC ("embedded derivative reserves"). We calculate the value of the embedded derivative reserve and the benefit reserve based on the specific characteristics of each GLB feature.

REINSURANCE RELATED EMBEDDED DERIVATIVES

We have certain modified coinsurance arrangements and coinsurance with funds withheld reinsurance arrangements with embedded derivatives related to the withheld assets of the related funds. These derivatives are considered total return swaps with contractual returns that are attributable to various assets and liabilities associated with these reinsurance arrangements. Changes in the estimated fair value of these derivatives as they occur are recorded through net income (loss). Offsetting these amounts are corresponding changes in the estimated fair value of trading securities in portfolios that support these arrangements.

See Note 18 for additional disclosures related to the fair value of our financial instruments.

We have embedded derivatives with off-balance-sheet risks whose contract amounts exceed the credit exposure. Outstanding embedded derivatives not designated and not qualifying as hedging instruments, with off-balance-sheet risks (in millions) were as follows:

                                AS OF DECEMBER 31, 2011   AS OF DECEMBER 31, 2010
                                -----------------------   -----------------------
                                       FAIR VALUE                 FAIR VALUE
                                -----------------------   -----------------------
                                   ASSET   LIABILITY         ASSET   LIABILITY
                                   -----   ---------         -----   ---------
GLB reserves(1)                     $--      $(101)           $--      $(24)
Reinsurance related(2)               13         --             19        --
                                    ---      -----            ---      ----
   Total embedded derivatives       $13      $(101)           $19      $(24)
                                    ===      =====            ===      ====

----------
(1)  Reported in future contract benefits on our Balance Sheets.

(2)  Reported in reinsurance related embedded derivatives on our Balance Sheets.

The gains (losses) on embedded derivatives not designated and not qualifying as hedging instruments (in millions), recorded within net income (loss) on our Statements of Income (Loss) were as follows:

                  FOR THE YEARS ENDED
                      DECEMBER 31,
                  -------------------
                   2011   2010   2009
                  -----   ----   ----
GLB reserves(1)   $(77)    $8     $92
                  ====     ==     ===

----------
(1)  Reported in realized gain (loss) on our Statements of Income (Loss).

5. FEDERAL INCOME TAXES

The federal income tax expense (benefit) on continuing operations (in millions) was as follows:

                                          FOR THE YEARS ENDED
                                              DECEMBER 31,
                                          -------------------
                                          2011   2010   2009
                                          ----   ----   -----
Current                                    $20    $30    $(9)
Deferred                                    12     25     44
                                           ---    ---    ---
   Federal income tax expense (benefit)    $32    $55    $35
                                           ===    ===    ===

A reconciliation of the effective tax rate differences (dollars in millions) was as follows:

                                                  FOR THE YEARS ENDED
                                                      DECEMBER 31,
                                                  ------------------
                                                  2011   2010   2009
                                                  ----   ----   ----
Tax rate times pre-tax income                     $ --   $59    $38
Effect of:
   Goodwill                                         36    --     --
   Separate account dividend received deduction     (3)   (3)    (2)
   Other items                                      (1)   (1)    (1)
                                                  ----   ---    ---
      Federal income tax expense (benefit)        $ 32   $55    $35
                                                  ====   ===    ===
Effective tax rate                                 N/M    33%    32%
                                                  ====   ===    ===

The effective tax rate is a ratio of tax expense over pre-tax income. Since the pre-tax income of $1 million resulted in tax expense of $32 million in 2011, the effective tax rate was not meaningful. The separate account dividend received deduction included in the table above is exclusive of any prior years' tax return resolution.

The federal income tax asset (liability) (in millions) was as follows:

                                                AS OF DECEMBER 31,
                                                ------------------
                                                   2011    2010
                                                  -----   -----
Current                                           $ (27)  $ (24)
Deferred                                           (379)   (259)
                                                  -----   -----
   Total federal income tax asset (liability)     $(406)  $(283)
                                                  =====   =====

Significant components of our deferred tax assets and liabilities (in millions) were as follows:

                                                           AS OF DECEMBER 31,
                                                           ------------------
                                                               2011    2010
                                                              -----   -----
DEFERRED TAX ASSETS
Future contract benefits and other contract holder funds      $  32   $  66
Investments                                                      11      11
Net capital loss carryforward                                     6       9
Guarantee assessments                                             6      --
Other                                                             4       4
                                                              -----   -----
Total deferred tax assets                                        59      90
                                                              -----   -----
DEFERRED TAX LIABILITIES
DAC                                                             130     140
VOBA                                                             70     112
Net unrealized gain on AFS securities                           222      82
Other                                                            16      15
                                                              -----   -----
   Total deferred tax liabilities                               438     349
                                                              -----   -----
      Net deferred tax asset (liability)                      $(379)  $(259)
                                                              =====   =====

As of December 31, 2011, LLANY had net capital loss carryforwards of $9 million and $9 million which will expire in 2014 and 2015, respectively. We believe that it is more likely than not that the capital losses will be fully utilized within the allowable carryforward period.

The application of GAAP requires us to evaluate the recoverability of our deferred tax assets and establish a valuation allowance if necessary, to reduce our deferred tax asset to an amount that is more likely than not to be realizable. Considerable judgment and the use of estimates are required in determining whether a valuation allowance is necessary, and if so, the amount of such valuation allowance. In evaluating the need for a valuation allowance, we consider many factors, including: the nature and character of the deferred tax assets and liabilities; taxable income in prior carryback years; future reversals of temporary differences; the length of time carryovers can be utilized; and any tax planning strategies we would employ to avoid a tax benefit from expiring unused. Although realization is not assured, management believes it is more likely than not that the deferred tax assets, including our capital loss deferred tax asset, will be realized.

As of December 31, 2011 and 2010, $7 million and $6 million of our unrecognized tax benefits presented below, if recognized, would have impacted our income tax expense and our effective tax rate. We anticipate a change to our unrecognized tax benefits during 2012 in the range of none to $3 million.

A reconciliation of the unrecognized tax benefits (in millions) was as follows:

                                              FOR THE
                                            YEARS ENDED
                                            DECEMBER 31,
                                            ------------
                                            2011   2010
                                            ----   -----
Balance as of beginning-of-year             $22    $ 24
   Increases for prior year tax positions     1      --
   Decreases for prior year tax positions    (1)     (2)
                                            ---    ----
      Balance as of end-of-year             $22    $ 22
                                            ===    ====

We recognize interest and penalties accrued, if any, related to unrecognized tax benefits as a component of tax expense. During the years ended December 31, 2011, 2010, and 2009, we recognized interest and penalty expense related to uncertain tax positions of $1 million in each year. We had accrued interest and penalty expense related to the unrecognized tax benefits of $5 million and $4 million as of December 31, 2011 and 2010, respectively.

We are subject to annual tax examinations from the Internal Revenue Service ("IRS"). During the second quarter of 2010, the IRS completed its examination for tax years 2005 and 2006 resulting in a proposed assessment. Also, during the second quarter of 2010, the IRS completed its examination of tax year 2006 for the former Jefferson-Pilot Corporation and its subsidiaries. We believe a portion of the assessments is inconsistent with existing law and are protesting it through the established IRS appeals process. We do not anticipate that any adjustments that might result from such audits would be material to our consolidated results of operations or financial condition. We are currently under audit by the IRS for years 2007 and 2008. The Jefferson-Pilot subsidiaries acquired in the April 2006 merger are subject to a separate IRS examination cycle. For the former Jefferson-Pilot LifeAmerica Insurance Company, the IRS is examining the tax year ended April 1, 2007.

6. DAC, VOBA, DSI AND DFEL

Changes in DAC (in millions) were as follows:


                                                     FOR THE YEARS ENDED
                                                         DECEMBER 31,
                                                     ------------------
                                                     2011   2010   2009
                                                     ----   ----   ----
Balance as of beginning-of-year                      $412   $439   $460
   Deferrals                                           82     72     76
   Amortization, net of interest:
      Prospective unlocking -- assumption changes     (21)    (6)    --
      Prospective unlocking -- model refinements       20     (4)    --
      Retrospective unlocking                          (1)     9      3
      Other amortization                              (44)   (50)   (40)
   Adjustment related to realized (gains) losses        2      2     20
   Adjustment related to unrealized (gains) losses    (65)   (50)   (80)
                                                     ----   ----   ----
         Balance as of end-of-year                   $385   $412   $439
                                                     ====   ====   ====

Changes in VOBA (in millions) were as follows:

                                                     FOR THE YEARS ENDED
                                                         DECEMBER 31,
                                                     -------------------
                                                     2011   2010    2009
                                                     ----   ----   -----
Balance as of beginning-of-year                      $319   $417   $ 655
   Deferrals                                            1      1       2
   Amortization:
      Prospective unlocking -- assumption changes     (31)    21       3
      Prospective unlocking -- model refinements        9     (2)     --
      Retrospective unlocking                           8     (2)     (2)
      Other amortization                              (59)   (68)    (73)
   Accretion of interest(1)                            20     22      24
   Adjustment related to realized (gains) losses       --     --       6
   Adjustment related to unrealized (gains) losses    (67)   (70)   (198)
                                                     ----   ----   -----
         Balance as of end-of-year                   $200   $319   $ 417
                                                     ====   ====   =====

----------
(1) The interest accrual rates utilized to calculate the accretion of interest ranged from 3.40% to 7.25%.

Estimated future amortization of VOBA, net of interest (in millions), as of December 31, 2011, was as follows:

2012   $20
2013    18
2014    17
2015    16
2016    15

Changes in DSI (in millions) were as follows:

                                                     FOR THE YEARS ENDED
                                                         DECEMBER 31,
                                                     -------------------
                                                      2011   2010   2009
                                                      ----   ----   ----
Balance as of beginning-of-year                       $13    $16    $14
   Deferrals                                            1      3      3
   Amortization, net of interest:
      Other amortization                               (2)    (2)    (1)
   Adjustment related to unrealized (gains) losses     --     (4)    --
                                                      ---    ---    ---
         Balance as of end-of-year                    $12    $13    $16
                                                      ===    ===    ===

Changes in DFEL (in millions) were as follows:


                                                     FOR THE YEARS ENDED
                                                         DECEMBER 31,
                                                     --------------------
                                                      2011    2010   2009
                                                     -----   -----   ----
Balance as of beginning-of-year                      $101    $ 87    $ 65
   Deferrals                                           40      35      34
   Amortization, net of interest:
      Prospective unlocking -- assumption changes      (8)     (2)     (1)
      Prospective unlocking -- model refinements        2       1      --
      Retrospective unlocking                          --       1      (1)
      Other amortization                              (11)    (13)    (10)
   Adjustment related to unrealized (gains) losses    (42)     (8)     --
                                                     ----    ----    ----
         Balance as of end-of-year                   $ 82    $101    $ 87
                                                     ====    ====    ====

7. REINSURANCE

The following summarizes reinsurance amounts (in millions) recorded on our Statements of Income (Loss):

                                                  FOR THE YEARS ENDED
                                                      DECEMBER 31,
                                                 ---------------------
                                                  2011    2010    2009
                                                 -----   -----   -----
Direct insurance premiums and fees               $ 553   $ 529   $ 502
Reinsurance ceded                                 (159)   (143)   (143)
                                                 -----   -----   -----
   Total insurance premiums and fees             $ 394   $ 386   $ 359
                                                 =====   =====   =====
Direct insurance benefits                        $ 458   $ 425   $ 365
Reinsurance recoveries netted against benefits   $(184)   (171)   (140)
                                                 -----   -----   -----
   Total benefits                                $ 274   $ 254   $ 225
                                                 =====   =====   =====

We cede insurance to other companies. The portion of risks exceeding each company's retention limit is reinsured with other insurers. We seek reinsurance coverage within the businesses that sell life insurance and annuities in order to limit our exposure to mortality losses and enhance our capital management. As discussed in Note 21, a portion of this reinsurance activity is with affiliated companies.

Under our reinsurance program, we reinsure approximately 30% to 35% of the total mortality risk on newly issued life insurance contracts. Our policy for this program is to retain no more than $11 million on a single insured life issued on fixed, VUL and term life insurance contracts. The retention per single insured life for corporate-owned life insurance is less than $1 million. Portions of our deferred annuity business have been reinsured on a Modco basis with other companies to limit our exposure to interest rate risks. As of December 31, 2011, the reserves associated with these reinsurance arrangements totaled $5 million. To cover products other than life insurance, we acquire other reinsurance coverages with retentions and limits.

Reinsurance contracts do not relieve an insurer from its primarily obligation to policyholders. Therefore, the failure of a reinsurer to discharge its reinsurance obligations could result in a loss to us. We regularly evaluate the financial condition of our reinsurers and monitor concentrations of credit risk related to reinsurance activities.

8. GOODWILL AND SPECIFICALLY IDENTIFIABLE INTANGIBLE ASSETS

The changes in the carrying amount of goodwill (in millions) by reportable segment were as follows:

                                      FOR THE YEAR ENDED DECEMBER 31, 2011
                    ------------------------------------------------------------------------
                    ACQUISITION   CUMULATIVE
                      BALANCE     IMPAIRMENT
                       AS OF         AS OF     ACQUISITION                          BALANCE
                    BEGINNING-    BEGINNING-   ACCOUNTING                         AS OF END-
                      OF-YEAR       OF-YEAR    ADJUSTMENTS   IMPAIRMENT   OTHER     OF-YEAR
                    -----------   ----------   -----------   ----------   -----   ----------
Annuities               $ 26          $--          $--         $  --       $--        $26
Life Insurance           136           --           --          (102)       --         34
                        ----          ---          ---         -----       ---        ---
   Total goodwill       $162          $--          $--         $(102)      $--        $60
                        ====          ===          ===         =====       ===        ===

                                      FOR THE YEAR ENDED DECEMBER 31, 2010
                    ------------------------------------------------------------------------
                    ACQUISITION   CUMULATIVE
                      BALANCE     IMPAIRMENT
                       AS OF         AS OF     ACQUISITION                          BALANCE
                    BEGINNING-    BEGINNING-   ACCOUNTING                         AS OF END-
                      OF-YEAR       OF-YEAR    ADJUSTMENTS   IMPAIRMENT   OTHER     OF-YEAR
                    -----------   ----------   -----------   ----------   -----   ----------
Annuities               $ 26          $--          $--          $--        $--       $ 26
Life Insurance           136           --           --           --         --        136
                        ----          ---          ---          ---        ---       ----
   Total goodwill       $162          $--          $--          $--        $--       $162
                        ====          ===          ===          ===        ===       ====

We perform a Step 1 goodwill impairment analysis on all of our reporting units at least annually on October 1. To determine the implied fair value for our reporting units, we utilize primarily a discounted cash flow valuation technique ("income approach"), although limited available market data is also considered. In determining the estimated fair value, we consider discounted cash flow calculations, the level of our own share price and assumptions that market participants would make in valuing the reporting unit. This analysis requires us to make judgments about revenues, earnings projections, capital market assumptions and discount rates.

As of October 1, 2011, our Annuities reporting unit passed the Step 1 analysis. Given the Step 1 results, we also performed a Step 2 analysis for our Life Insurance reporting unit. Based upon our Step 2 analysis for Life Insurance, we recorded goodwill impairment that was attributable primarily to marketplace dynamics, including product changes that we have implemented or will implement shortly that we believe will have an unfavorable effect on our sales levels for a period of time.

As of October 1, 2010, all of our reporting units passed the Step 1 analysis, and although the carrying value of the net assets was within the estimated fair value range for our Life Insurance reporting unit, we deemed it necessary to validate the carrying value of goodwill through a Step 2 analysis. In our Step 2 analysis of the Life Insurance reporting unit, we determined there was no impairment due to the implied fair value of goodwill being in excess of the carrying value of goodwill.

As of October 1, 2009, all of our reporting units passed the Step 1 analysis.

The gross carrying amounts and accumulated amortization (in millions) for the major specifically identifiable intangible asset class by reportable segment were as follows:

                                  AS OF DECEMBER 31,
                  -------------------------------------------------
                            2011                     2010
                  -----------------------   -----------------------
                    GROSS                    GROSS
                  CARRYING    ACCUMULATED   CARRYING   ACCUMULATED
                   AMOUNT    AMORTIZATION    AMOUNT    AMORTIZATION
                  --------   ------------   --------   ------------
Life Insurance:
   Sales force       $7           $2           $7           $1

Future estimated amortization of the specifically identifiable intangible asset was immaterial as of December 31, 2011.

9. GUARANTEED BENEFIT FEATURES

Information on the GDB features outstanding (dollars in millions) was as follows (our variable contracts with guarantees may offer more than one type of guarantee in each contract; therefore, the amounts listed are not mutually exclusive):

                                            AS OF DECEMBER 31,
                                           -------------------
                                             2011       2010
                                           --------   --------
RETURN OF NET DEPOSITS
Total account value                        $  1,993   $  1,834
Net amount at risk(1)                            47         25
Average attained age of contract holders   55 YEARS   54 years
MINIMUM RETURN
Average attained age of contract holders   80 YEARS   79 years
Guaranteed minimum return                         5%         5%
ANNIVERSARY CONTRACT VALUE
Total account value                        $    926   $    995
Net amount at risk(1)                           116         78
Average attained age of contract holders   66 YEARS   66 years

----------
(1) Represents the amount of death benefit in excess of the account balance. The increase in net amount at risk when comparing December 31, 2011, to December 31, 2010, was attributable primarily to the decline in international equity markets during 2011.

The determination of GDB liabilities is based on models that involve a range of scenarios and assumptions, including those regarding expected market rates of return and volatility, contract surrender rates and mortality experience. The following summarizes the balances of and changes in the liabilities for GDB (in millions), which were recorded in future contract benefits on our Consolidated Balance Sheets:

                                  FOR THE YEARS ENDED
                                      DECEMBER 31,
                                  -------------------
                                  2011   2010   2009
                                  ----   ----   ----
Balance as of beginning-of-year   $ 1    $ 2    $ 8
   Changes in reserves              3     --     --
   Benefits paid                   (2)    (1)    (6)
                                  ---    ---    ---
      Balance as of end-of-year   $ 2    $ 1    $ 2
                                  ===    ===    ===

Account balances of variable annuity contracts with guarantees (in millions) were invested in separate account investment options as follows:

                                                            AS OF DECEMBER 31,
                                                            ------------------
                                                              2011     2010
                                                             ------   ------
ASSET TYPE
Domestic equity                                              $  962   $  990
International equity                                            424      454
Bonds                                                           581      479
Money market                                                    188      184
                                                             ------   ------
   Total                                                     $2,155   $2,107
                                                             ======   ======
Percent of total variable annuity separate account values        89%      89%

Future contract benefits also includes reserves for our products with secondary guarantees for our products sold through our Life Insurance segment. These UL and VUL products with secondary guarantees represented approximately 11% of permanent life insurance in force as of December 31, 2011, and approximately 54% of total sales for these products for the year ended December 31, 2011.

10. CONTINGENCIES AND COMMITMENTS

CONTINGENCIES

REGULATORY AND LITIGATION MATTERS

Regulatory bodies, such as state insurance departments, the SEC, Financial Industry Regulatory Authority and other regulatory bodies regularly make inquiries and conduct examinations or investigations concerning our compliance with, among other things, insurance laws and securities laws.

We are involved in various pending or threatened legal proceedings, including purported class actions, arising from the conduct of business both in the ordinary course and otherwise. In some of the matters, very large and/or indeterminate amounts, including punitive and treble damages, are sought. Modern pleading practice in the U.S. permits considerable variation in the assertion of monetary damages or other relief. Jurisdictions may permit claimants not to specify the monetary damages sought or may permit claimants to state only that the amount sought is sufficient to invoke the jurisdiction of the trial court. In addition, jurisdictions may permit plaintiffs to allege monetary damages in amounts well exceeding reasonably possible verdicts in the jurisdiction for similar matters. This variability in pleadings, together with the actual experiences of LLANY in litigating or resolving through settlement numerous claims over an extended period of time, demonstrates to management that the monetary relief which may be specified in a lawsuit or claim bears little relevance to its merits or disposition value.

Due to the unpredictable nature of litigation, the outcome of a litigation matter and the amount or range of potential loss at particular points in time is normally difficult to ascertain. Uncertainties can include how fact finders will evaluate documentary evidence and the credibility and effectiveness of witness testimony, and how trial and appellate courts will apply the law in the context of the pleadings or evidence presented, whether by motion practice, or at trial or on appeal. Disposition valuations are also subject to the uncertainty of how opposing parties and their counsel will themselves view the relevant evidence and applicable law.

We establish liabilities for litigation and regulatory loss contingencies when information related to the loss contingencies shows both that it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated. It is possible that some matters could require us to pay damages or make other expenditures or establish accruals in amounts that could not be estimated as of December 31, 2011. While the potential future charges could be material in the periods in which they are recorded, based on information currently known by management, management does not believe any such charges are likely to have a material adverse effect on LLANY's financial position.

For some matters, the Company is able to estimate a reasonably possible range of loss. For such matters in which a loss is probable, an accrual has been made. For such matters where a loss is believed to be reasonably possible, but not probable, no accrual has been made. Accordingly, the estimate contained in this paragraph reflects two types of matters. For some matters included within this estimate, an accrual has been made, but there is a reasonable possibility that an exposure exists in excess of the amount accrued. In these cases, the estimate reflects the reasonably possible range of loss in excess of the accrued amount. For other matters included within this estimation, no accrual has been made because a loss, while potentially estimable, is believed to be reasonably possible but not probable. In these cases, the estimate reflects the reasonably possible loss or range of loss.

For other matters, we are not currently able to estimate the reasonably possible loss or range of loss. We are often unable to estimate the possible loss or range of loss until developments in such matters have provided sufficient information to support an assessment of the range of possible loss, such as quantification of a damage demand from plaintiffs, discovery from other parties and investigation of factual allegations, rulings by the court on motions or appeals, analysis by experts, and the progress of settlement negotiations. On a quarterly and annual basis, we review relevant information with respect to litigation contingencies and update our accruals, disclosures and estimates of reasonably possible losses or ranges of loss based on such reviews.

We are currently being audited on behalf of multiple states' treasury and controllers' offices for compliance with laws and regulations concerning the identification, reporting and escheatment of unclaimed contract benefits or abandoned funds. The audits focus on insurance company processes and procedures for identifying unreported death claims, and their use of the Social Security Master Death File to identify deceased policy and contract holders. In addition, we are the subject of multiple state Insurance Department inquiries and market conduct examinations with a similar focus on the handling of unreported claims and abandoned property. The audits and related examination activity may result in additional payments to beneficiaries, escheatment of funds deemed abandoned under state laws, administrative penalties and changes in our procedures for the identification of unreported claims and handling of escheatable property.

VULNERABILITY FROM CONCENTRATIONS

As of December 31, 2011, we did not have a concentration of business transactions with a particular customer or lender or sources of supply of labor or services used in the business. However, we do have a concentration in a market and geographic area in which business is conducted. For the year ended December 31, 2011, approximately 90% of the premiums, on the basis of SAP, were generated in New York.

OTHER CONTINGENCY MATTERS

State guaranty funds assess insurance companies to cover losses to contract holders of insolvent or rehabilitated companies. Mandatory assessments may be partially recovered through a reduction in future premium taxes in some states. The accrual for expected assessments was $17 million and less than $1 million as of December 31, 2011 and 2010.

11. SHARES AND STOCKHOLDERS' EQUITY

All authorized and issued shares of LLANY are owned by LNL.

ACCUMULATED OCI

The following summarizes the components and changes in accumulated OCI (in millions):

                                                                                      FOR THE YEARS ENDED
                                                                                          DECEMBER 31,
                                                                                     ---------------------
                                                                                      2011    2010    2009
                                                                                     -----   -----   -----
UNREALIZED GAIN (LOSS) ON AFS SECURITIES
Balance as of beginning-of-year                                                      $  69   $ (19)  $(211)
   Cumulative effect from adoption of new accounting standards                          --      --     (11)
   Unrealized holding gains (losses) arising during the year                           366     252     541
   Change in DAC, VOBA, DSI and other contract holder funds                           (107)   (123)   (282)
   Income tax benefit (expense)                                                        (99)    (51)    (98)
   Less:
      Reclassification adjustment for gains (losses) included in net income (loss)     (29)    (22)    (90)
      Associated amortization of DAC, VOBA, DSI and DFEL                                 4       6      25
      Income tax benefit (expense)                                                       9       6      23
                                                                                     -----   -----   -----
         Balance as of end-of-year                                                   $ 245   $  69   $ (19)
                                                                                     =====   =====   =====
UNREALIZED OTTI ON AFS SECURITIES
Balance as of beginning-of-year                                                      $ (10)  $ (12)  $  --
(Increases) attributable to:
   Cumulative effect from adoption of new accounting standards                          --      --      (5)
   Gross OTTI recognized in OCI during the year                                         (8)     (6)    (46)
   Change in DAC, VOBA, DSI and DFEL                                                     1       1      15
   Income tax benefit (expense)                                                          3       2      11
Decreases attributable to:
   Sales, maturities or other settlements of AFS securities                             11      12      26
   Change in DAC, VOBA, DSI and DFEL                                                    (2)     (4)     (6)
   Income tax benefit (expense)                                                         (3)     (3)     (7)
                                                                                     -----   -----   -----
         Balance as of end-of-year                                                   $  (8)  $ (10)  $ (12)
                                                                                     =====   =====   =====
UNREALIZED GAIN (LOSS) ON DERIVATIVE INSTRUMENTS
Balance as of beginning-of-year                                                      $   1   $   1   $   1
                                                                                     -----   -----   -----
         Balance as of end-of-year                                                   $   1   $   1   $   1
                                                                                     =====   =====   =====

12. REALIZED GAIN (LOSS)

Details underlying realized gain (loss) (in millions) reported on our Statements of Income (Loss) were as follows:

                                                               FOR THE YEARS ENDED
                                                                   DECEMBER 31,
                                                               -------------------
                                                               2011   2010   2009
                                                               ----   ----   ----
Total realized gain (loss) related to certain investments(1)   $(26)  $(15)  $(66)
Variable annuity net derivatives results:(2)
   Gross gain (loss)                                             --     --      1
   Associated amortization of DAC, VOBA, DSI and DFEL            (1)    (2)    --
                                                               ----   ----   ----
      Total realized gain (loss)                               $(27)  $(17)  $(65)
                                                               ====   ====   ====

----------
(1)  See "Realized Gain (Loss) Related to Certain Investments" section in Note
     3.

(2)  Represents the change in embedded derivative reserves of our GLB products.

13. UNDERWRITING, ACQUISITION, INSURANCE AND OTHER EXPENSES

Details underlying underwriting, acquisition, insurance and other expenses (in millions) were as follows:

                                                           FOR THE YEARS ENDED
                                                               DECEMBER 31,
                                                           -------------------
                                                            2011   2010   2009
                                                            ----   ----   ----
Commissions                                                 $ 80   $ 74   $ 71
General and administrative expenses                           68     61     65
DAC and VOBA deferrals and interest, net of amortization      16      7      7
Taxes, licenses and fees                                      36     16     16
                                                            ----   ----   ----
   Total                                                    $200   $158   $159
                                                            ====   ====   ====

14. PENSION, POSTRETIREMENT HEALTH CARE AND LIFE INSURANCE BENEFIT PLANS

LNC and LNL maintain qualified funded defined benefit pension plans in which many of our employees are participants. LNC and LNL also maintain non-qualified, unfunded defined benefit pension plans for certain employees. In addition, LNC and LNL maintain supplemental retirement plans for certain employees that provide defined benefit pension benefits in excess of limits imposed by federal tax law. All of our defined benefit pension plans are frozen, and there are no new participants and no future accruals of benefits from the date of the freeze.

The eligibility requirements for each plan are described in each plan document and vary for each plan based on completion of a specified period of continuous service and date of hire, subject to age limitations. The frozen pension plans' benefits are calculated either on a traditional or cash balance formula. Those formulas are based upon years of credited service and eligible earnings as defined in each plan document. The traditional formula provides benefits stated in terms of a single life annuity payable at age 65. The cash balance formula provides benefits stated as a lump sum hypothetical account balance. That account balance equals the sum of the employee's accumulated annual benefit credits plus interest credits. Benefit credits, which are based on years of service and base salary plus bonus, ceased as of the dates the plans were frozen. Interest credits continue until the participant's benefit is paid.

LNC and LNL also sponsor a voluntary employees' beneficiary association ("VEBA") trust that provides postretirement medical, dental and life insurance benefits to retired full-time employees and agents who, depending on the plan, have worked for us for 10 years and attained age 55 (age 60 for agents). VEBAs are a special type of tax-exempt trust used to provide benefits that are subject to preferential tax treatment under the Internal Revenue Code. Medical and dental benefits are available to spouses and other eligible dependents of retired employees and agents. Retirees may be required to contribute toward the cost of these benefits. Eligibility and the amount of required contribution for these benefits varies based upon a variety of factors including years of service and year of retirement.

15. DEFINED CONTRIBUTION AND DEFERRED COMPENSATION PLANS

DEFINED CONTRIBUTION PLANS

LNC and LNL sponsor defined contribution plans for eligible employees and agents, including those of LLANY, which includes money purchase plans. LNC and LNL make contributions and matching contributions to each of the active plans in accordance with the plan documents and various limitations under Section 401(a) of the Internal Revenue Code of 1986, as amended. For the years ended December 31, 2011, 2010 and 2009, expenses (income) for these plans were approximately $2 million and are reported in the underwriting, acquisition, insurance and other expenses on our Statements of Income.


DEFERRED COMPENSATION PLANS

LNC and LNL sponsor six separate non-qualified, unfunded, deferred compensation plans for employees, agents and non-employee directors. LLANY participates in five of these deferred compensation plans. LLANY's associated liability for these plans was approximately $1 million as of December 31, 2011 and 2010, which is reported in other liabilities on our Balance Sheets.

DEFERRED COMPENSATION PLAN FOR EMPLOYEES

Participants may elect to defer a portion of their compensation as defined by the plan. Participants may select from prescribed "phantom" investment options that are used as measures for calculating the returns that are notionally credited to their accounts. Under the terms of the plan, LNC agrees to pay out amounts based upon the aggregate performance of the investment measures selected by the participants. LNC makes matching contributions based upon amounts placed into the plan by individuals after participants have exceeded applicable limits of the Internal Revenue Code. The amounts of LNC contributions are calculated in accordance with the plan document. Our expenses for this plan were less than $1 million for the years ended December 31, 2011, 2010, and 2009.

DEFERRED COMPENSATION PLANS FOR AGENTS

LNL sponsors three deferred compensation plans for certain eligible agents. Participants may elect to defer a portion of their compensation as defined by the respective plan. Participants may select from prescribed "phantom" investment options that are used as measures for calculating the returns that are notionally credited to their accounts. Under the terms of these plans, LNL agrees to pay out amounts based upon the aggregate performance of the investment measures selected by the participants. LNL makes matching contributions based upon amounts placed into the plans by individuals after participants have exceeded applicable limits of the Internal Revenue Code. The amounts of LNL's contributions are calculated in accordance with the plans' documents. Our expenses for these plans were not significant for the years ended December 31, 2011, 2010, and 2009.

16. STOCK-BASED INCENTIVE COMPENSATION PLANS

Our employees and agents are included in LNC's various incentive plans that provide for the issuance of stock options, performance shares (performance-vested shares as opposed to time-vested shares), SARs, restricted stock units and restricted stock awards ("nonvested stock"). LNC has a policy of issuing new shares to satisfy option exercises. Total compensation expense for stock-based incentive compensation plans was not material for the years ended December 31, 2011, 2010 and 2009.

17. STATUTORY INFORMATION AND RESTRICTIONS

We prepare financial statements in accordance with SAP prescribed or permitted by the New York Department of Insurance, which may vary materially from GAAP. Prescribed SAP includes the Accounting Practices and Procedures Manual of the National Association of Insurance Commissioners ("NAIC") as well as state laws, regulations and administrative rules. Permitted SAP encompasses all accounting practices not so prescribed. The principal differences between statutory financial statements and financial statements prepared in accordance with GAAP are that statutory financial statements do not reflect DAC, some bond portfolios may be carried at amortized cost, assets and liabilities are presented net of reinsurance, contract holder liabilities are generally valued using more conservative assumptions and certain assets are non-admitted.

We are subject to the applicable laws and regulations of our state of domicile. Changes in these laws and regulations could change capital levels or capital requirements for the Company.

Specified statutory information (in millions) was as follows:

                      AS OF DECEMBER 31,
                      ------------------
                          2011   2010
                          ----   ----
Capital and surplus       $586   $794

                                             FOR THE YEARS ENDED
                                                DECEMBER 31,
                                             -------------------
                                              2011   2010   2009
                                             -----   ----   ----
Net gain (loss) from operations, after-tax   $ (99)   $73   $107
Net income (loss)                             (121)    55     13
Dividends to LNL                                73     80     --

The decrease in statutory net income (loss) for the year ended December 31, 2011, from that of 2010, was primarily due to an increase in reserves on variable annuity products as a result of the low interest rate environment during 2011.

The increase in statutory net income (loss) for the year ended December 31, 2010, from that of 2009, was primarily due to a significant decrease in realized losses on investments due to improving market conditions throughout 2010.

Our state of domicile, New York, has adopted certain prescribed accounting practices that differ from those found in NAIC SAP. These prescribed practices are the use of continuous Commissioners Annuity Reserve Valuation Method ("CARVM") in the calculation of reserves as prescribed by the state of New York. We also have an accounting practice permitted by our state of domicile that differs from that found in NAIC SAP. Specifically, the use of a more conservative valuation interest rate on certain annuities as of December 31, 2011 and 2010.

The effects on statutory surplus compared to NAIC statutory surplus from the use of these prescribed practices (in millions) were as follows:

                                                   AS OF DECEMBER 31,
                                                   ------------------
                                                       2011   2010
                                                       ----   ----
Calculation of reserves using continuous CARVM          (2)    (5)
Conservative valuation rate on certain annuities        (1)    (1)

We are subject to certain insurance department regulatory restrictions as to the transfer of funds and payment of dividends to LNL. Under New York laws and regulations, we may pay dividends to LNL without prior approval from the Superintendent of the New York Department of Insurance provided such dividend, along with all other dividends paid within the preceding 12 consecutive months, would not exceed the statutory limitation. The current statutory limitation is the lesser of 10% of surplus to contract holders as of the immediately preceding calendar year-end or net gain from operations for the immediately preceding calendar year, not including realized capital gains. We may not pay any dividends in 2012 without New York Department of Insurance approval.

18. FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying values and estimated fair values of our financial instruments (in millions) were as follows:

                                                                    AS OF DECEMBER 31,
                                                         ---------------------------------------
                                                                2011                 2010
                                                         ------------------   ------------------
                                                         CARRYING     FAIR    CARRYING    FAIR
                                                           VALUE     VALUE      VALUE     VALUE
                                                         --------   -------   --------   -------
ASSETS
AFS securities:
   Fixed maturity securities                             $ 7,288    $ 7,288   $ 6,659    $ 6,659
   Equity securities                                           3          3         3          3
Mortgage loans on real estate                                264        289       225        243
Other investments                                              1          1         1          1
Cash and invested cash                                        17         17        48         48
Separate account assets                                    2,677      2,677     2,660      2,660
LIABILITIES
Future contract benefits:
   GLB reserves embedded derivatives                        (101)      (101)      (24)       (24)
Other contract holder funds:
   Remaining guaranteed interest and similar contracts       (94)       (94)      (98)       (98)
   Account values of certain investment contracts         (1,386)    (1,545)   (1,396)    (1,442)
Other liabilities:
   Deferred compensation plans embedded derivatives           (1)        (1)       (1)        (1)

VALUATION METHODOLOGIES AND ASSOCIATED INPUTS FOR FINANCIAL INSTRUMENTS NOT CARRIED AT FAIR VALUE

The following discussion outlines the methodologies and assumptions used to determine the fair value of our financial instruments not carried at fair value on our Balance Sheets. Considerable judgment is required to develop these assumptions used to measure fair value. Accordingly, the estimates shown are not necessarily indicative of the amounts that would be realized in a one-time, current market exchange of all of our financial instruments.

MORTGAGE LOANS ON REAL ESTATE

The fair value of mortgage loans on real estate is established using a discounted cash flow method based on credit rating, maturity and future income. The ratings for mortgages in good standing are based on property type, location, market conditions, occupancy, debt-service coverage, loan-to-value, quality of tenancy, borrower and payment record. The fair value for impaired mortgage loans is based on the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's market price or the fair value of the collateral if the loan is collateral dependent.

OTHER INVESTMENTS

The carrying value of our assets classified as other investments approximates their fair value. Other investments include other privately held investments that are accounted for using the equity method of accounting.

OTHER CONTRACT HOLDER FUNDS

Other contract holder funds include remaining guaranteed interest and similar contracts and account values of certain investment contracts. The fair value for the remaining guaranteed interest and similar contracts is estimated using discounted cash flow calculations as of the balance sheet date. These calculations are based on interest rates currently offered on similar contracts with maturities that are consistent with those remaining for the contracts being valued. As of December 31, 2011 and 2010, the remaining guaranteed interest and similar contracts carrying value approximates fair value. The fair value of the account values of certain investment contracts is based on their approximate surrender value as of the balance sheet date.

FINANCIAL INSTRUMENTS CARRIED AT FAIR VALUE

We did not have any assets or liabilities measured at fair value on a nonrecurring basis as of December 31, 2011, or December 31, 2010, and we noted no changes in our valuation methodologies between these periods.

The following summarizes our financial instruments carried at fair value (in millions) on a recurring basis by the fair value hierarchy levels described above:

                                                                    AS OF DECEMBER 31, 2011
                                                      --------------------------------------------------
                                                         QUOTED
                                                         PRICES
                                                       IN ACTIVE
                                                      MARKETS FOR   SIGNIFICANT   SIGNIFICANT
                                                       IDENTICAL     OBSERVABLE   UNOBSERVABLE    TOTAL
                                                         ASSETS        INPUTS       INPUTS        FAIR
                                                       (LEVEL 1)      (LEVEL 2)    (LEVEL 3)      VALUE
                                                      -----------   -----------   ------------   -------
ASSETS
Investments:
   Fixed maturity AFS securities:
      Corporate bonds                                     $ 5          $5,641        $ 140       $5,786
      U.S. Government bonds                                34              --            1           35
      Foreign government bonds                             --              57           --           57
      RMBS                                                 --             838            2          840
      CMBS                                                 --             122            4          126
      CDOs                                                 --              --            3            3
      State and municipal bonds                            --             330           --          330
      Hybrid and redeemable preferred securities           --             101           10          111
   Equity AFS securities                                    3              --           --            3
Cash and invested cash                                     --              17           --           17
Separate account assets                                    --           2,677           --        2,677
                                                          ---          ------        -----       ------
         Total assets                                     $42          $9,783        $ 160       $9,985
                                                          ===          ======        =====       ======
LIABILITIES
Future contract benefits:
   GLB reserves embedded derivatives                      $--          $   --        $(101)      $ (101)
Other liabilities:
   Deferred compensation plans embedded derivatives        --              --           (1)          (1)
                                                          ---          ------        -----       ------
         Total liabilities                                $--          $   --        $(102)      $ (102)
                                                          ===          ======        =====       ======

                                                                    AS OF DECEMBER 31, 2010
                                                      --------------------------------------------------
                                                        QUOTED
                                                        PRICES
                                                       IN ACTIVE
                                                      MARKETS FOR   SIGNIFICANT    SIGNIFICANT
                                                       IDENTICAL     OBSERVABLE   UNOBSERVABLE   TOTAL
                                                        ASSETS         INPUTS        INPUTS       FAIR
                                                       (LEVEL 1)     (LEVEL 2)      (LEVEL 3)    VALUE
                                                      -----------   -----------   ------------   -------
ASSETS
Investments:
   Fixed maturity AFS securities:
      Corporate bonds                                     $ 5          $4,996        $139        $5,140
      U.S. Government bonds                                32              --           1            33
      Foreign government bonds                             --              29           1            30
      RMBS                                                 --             897           2           899
      CMBS                                                 --             168          15           183
      CDOs                                                 --              --           3             3
      State and municipal bonds                            --             250          --           250
      Hybrid and redeemable preferred securities           --             117           4           121
   Equity AFS securities                                    3              --          --             3
Cash and invested cash                                     --              48          --            48
Separate account assets                                    --           2,660          --         2,660
                                                          ---          ------        -----       ------
         Total assets                                     $40          $9,165        $165        $9,370
                                                          ===          ======        =====       ======
LIABILITIES
Future contract benefits:
   GLB reserves embedded derivatives                      $--          $   --        $(24)       $  (24)
Other liabilities:
   Deferred compensation plans embedded derivatives        --              --          (1)           (1)
                                                          ---          ------        -----       ------
         Total liabilities                                $--          $   --        $(25)       $  (25)
                                                          ===          ======        =====       ======

The following summarizes changes to our financial instruments carried at fair value (in millions) and classified within Level 3 of the fair value hierarchy. This summary excludes any impact of amortization of DAC, VOBA, DSI and DFEL. The gains and losses below may include changes in fair value due in part to observable inputs that are a component of the valuation methodology.

                                                                         FOR THE YEAR ENDED DECEMBER 31, 2011
                                                         -------------------------------------------------------------------
                                                                                            PURCHASES,
                                                                                            ISSUANCES,    TRANSFERS
                                                                      ITEMS                   SALES,        IN OR
                                                                     INCLUDED    GAINS     MATURITIES,      OUT
                                                         BEGINNING      IN      (LOSSES)   SETTLEMENTS,      OF       ENDING
                                                            FAIR       NET         IN         CALLS,       LEVEL 3,    FAIR
                                                           VALUE      INCOME       OCI         NET          NET(1)     VALUE
                                                         ---------   --------   --------   ------------   ---------   ------
Investments:(2)
   Fixed maturity AFS securities:
      Corporate bonds                                      $139        $  3       $  1        $ (7)         $  4      $ 140
      U.S. Government bonds                                   1          --         --          --            --          1
      Foreign government bonds                                1          --         --          --            (1)        --
      RMBS                                                    2          --         --          --            --          2
      CMBS                                                   15         (10)        13         (14)           --          4
      CDOs                                                    3          --         --          --            --          3
      Hybrid and redeemable preferred securities              4          --          3          (6)            9         10
Future contract benefits:(3)
   GLB reserves embedded derivatives                        (24)        (77)        --          --            --       (101)
Other liabilities:
   Deferred compensation plans embedded derivatives(4)       (1)         --         --          --            --         (1)
                                                           ----        ----       ----        ----          ----      -----
         Total, net                                        $140        $(84)      $ 17        $(27)         $ 12      $  58
                                                           ====        ====       ====        ====          ====      =====

                                                                         FOR THE YEAR ENDED DECEMBER 31, 2010
                                                         -------------------------------------------------------------------
                                                                                            PURCHASES,
                                                                                            ISSUANCES,    TRANSFERS
                                                                       ITEMS                  SALES,        IN OR
                                                                     INCLUDED    GAINS     MATURITIES,       OUT
                                                         BEGINNING      IN      (LOSSES)   SETTLEMENTS,      OF       ENDING
                                                            FAIR        NET        IN         CALLS,       LEVEL 3,    FAIR
                                                            VALUE     INCOME       OCI         NET          NET(1)     VALUE
                                                         ---------   --------   --------   ------------   ---------   ------
Investments:(2)
   Fixed maturity AFS securities:
      Corporate bonds                                      $160        $ 1        $  6        $(10)         $(18)      $139
      U.S. Government bonds                                  --         --          --          --             1          1
      Foreign government bonds                               --         --          --          --             1          1
      RMBS                                                    3         --          --          (1)           --          2
      CMBS                                                   51         (5)         12         (14)          (29)        15
      CDOs                                                    3         --          --          --            --          3
      Hybrid and redeemable preferred securities             14         --         (10)         --            --          4
Future contract benefits:(3)
   GLB reserves embedded derivatives                        (32)         8          --          --            --        (24)
Other liabilities:
   Deferred compensation plans embedded derivatives(4)       (2)        (2)         --           3            --         (1)
                                                           ----        ---        ----        ----          ----       ----
         Total, net                                        $197        $ 2        $  8        $(22)         $(45)      $140
                                                           ====        ===        ====        ====          ====       ====

                                                                         FOR THE YEAR ENDED DECEMBER 31, 2009
                                                         -------------------------------------------------------------------
                                                                                            PURCHASES,
                                                                                            ISSUANCES,    TRANSFERS
                                                                       ITEMS                  SALES,        IN OR
                                                                     INCLUDED     GAINS     MATURITIES,      OUT
                                                         BEGINNING      IN      (LOSSES)   SETTLEMENTS,      OF       ENDING
                                                            FAIR        NET        IN         CALLS,       LEVEL 3,    FAIR
                                                            VALUE     INCOME       OCI         NET          NET(1)     VALUE
                                                         ---------   --------   --------   ------------   ---------   ------
Investments:(2)
   Fixed maturity AFS securities:
      Corporate bonds                                      $ 176       $(2)       $ 3         $ 6           $(23)      $160
      RMBS                                                    22        --         --          (1)           (18)         3
      CMBS                                                    42        --         12          (3)            --         51
      CDOs                                                     4        --          2          (3)            --          3
      State and municipal bonds                               37        --         --          (5)           (32)        --
      Hybrid and redeemable preferred securities               6        --          8          --             --         14
Future contract benefits:(3)
   GLB reserves embedded derivatives                        (124)       92         --          --             --        (32)
Other liabilities:
   Deferred compensation plans embedded derivatives(4)        (2)       (5)        --           5             --         (2)
                                                           -----       ---        ----        ----          ----       ----
         Total, net                                        $ 161       $85        $25         $(1)          $(73)      $197
                                                           =====       ===        ====        ====          ====       ====

----------
(1) Transfers in or out of Level 3 for AFS are displayed at amortized cost as of the beginning-of-period. For AFS, the difference between beginning-of-year amortized cost and beginning-of-year fair value was included in OCI and earnings, respectively, in prior years.

(2) Amortization and accretion of premiums and discounts are included in net investment income on our Statements of Income (Loss). Gains (losses) from sales, maturities, settlements and calls and OTTI are included in realized gain (loss) on our Statements of Income (Loss).

(3) Gains (losses) from sales, maturities, settlements and calls are included in realized gain (loss) on our Statements of Income (Loss).

(4) Deferrals and subsequent changes in fair value for the participants' investment options are reported in underwriting, acquisition, insurance and other expenses on our Statements of Income (Loss).

The following provides the components of the items included in issuances, sales, maturities, settlements, calls, net, excluding any effect of amortization of DAC, VOBA, DSI and DFEL and changes in future contract benefits (in millions) as reported above:

                                                               FOR THE YEAR ENDED DECEMBER 31, 2011
                                                   ------------------------------------------------------------
                                                   ISSUANCES   SALES   MATURITIES   SETTLEMENTS   CALLS   TOTAL
                                                   ---------   -----   ----------   -----------   -----   -----
Investments:
   Fixed maturity AFS securities:
      Corporate bonds                                 $14      $ (6)      $(6)         $ (8)      $ (1)   $ (7)
      CMBS                                             --       (12)       --            (2)        --     (14)
      Hybrid and redeemable preferred securities       --        (6)       --            --         --      (6)
                                                      ---      ----       ---          ----       ----    ----
         Total, net                                   $14      $(24)      $(6)         $(10)      $ (1)   $(27)
                                                      ===      ====       ===          ====       ====    ====

The following summarizes changes in unrealized gains (losses) included in net income, excluding any impact of amortization of DAC, VOBA, DSI and DFEL and changes in future contract benefits, related to financial instruments carried at fair value classified within Level 3 that we still held (in millions):

                                                         FOR THE YEARS ENDED
                                                             DECEMBER 31,
                                                         -------------------
                                                          2011   2010   2009
                                                          ----   ----   ----
Investments:(1)
   GLB reserves embedded derivatives                      $(69)  $16    $99
Other liabilities:
   Deferred compensation plans embedded derivatives(2)      --    (2)    (5)
                                                          ----   ---    ---
      Total, net                                          $(69)  $14    $94
                                                          ====   ===    ===

----------
(1)  Included in realized gain (loss) on our Statements of Income (Loss).

(2) Included in underwriting, acquisition, insurance and other expenses on our Statements of Income (Loss).

The following provides the components of the transfers in and out of Level 3 (in millions) as reported above:

                                                                  FOR THE YEARS ENDED DECEMBER 31,
                                                   -------------------------------------------------------------
                                                                2011                            2010
                                                   -----------------------------   -----------------------------
                                                   TRANSFERS   TRANSFERS           TRANSFERS   TRANSFERS
                                                     IN TO       OUT OF              IN TO       OUT OF
                                                    LEVEL 3     LEVEL 3    TOTAL    LEVEL 3      LEVEL 3   TOTAL
                                                   ---------   ---------   -----   ---------   ---------   -----
Investments:
   Fixed maturity AFS securities:
      Corporate bonds                                 $24        $(20)      $ 4       $ 5        $ (23)    $(18)
      U.S. Government bonds                            --          --        --         1           --        1
      Foreign government bonds                         --          (1)       (1)        1           --        1
      CMBS                                             --          --        --         1          (30)     (29)
      Hybrid and redeemable preferred securities        9          --         9        --           --       --
                                                      ---        ----       ---       ---         ----     ----
         Total, net                                   $33        $(21)      $12       $ 8         $(53)    $(45)
                                                      ===        ====       ===       ===         ====     ====

Transfers in and out of Level 3 are generally the result of observable market information on a security no longer being available or becoming available to our pricing vendors. For the years ended December 31, 2011 and 2010, our corporate bonds and CMBS transfers in and out were attributable primarily to the securities' observable market information being available or no longer being available, respectively. For the years ended December 31, 2011 and 2010, there were no significant transfers between Level 1 and 2 of the fair value hierarchy.

19. SEGMENT INFORMATION

We provide products and services and report results through our Annuities, Retirement Plan Services, Life Insurance and Group Protection segments. We also have Other Operations, which includes the financial data for operations that are not directly related to the business segments. Our reporting segments reflect the manner by which our chief operating decision makers view and manage the business. The following is a brief description of these segments and Other Operations.

The Annuities segment provides tax-deferred investment growth and lifetime income opportunities for its clients by offering individual fixed annuities, including indexed annuities and variable annuities. The Retirement Plan Services segment provides employer-sponsored variable and fixed annuities, defined benefit, individual retirement accounts and mutual-fund based programs in the retirement plan marketplaces.

The Life Insurance segment offers wealth protection and transfer opportunities through term insurance, a linked-benefit product (which is a UL policy linked with riders that provide for long-term care costs) and both single and survivorship versions of UL and VUL, including corporate-owned UL and VUL insurance and bank-owned UL and VUL insurance products. The Group Protection segment offers group life, disability and dental insurance to employers, and its products are marketed primarily through a national distribution system of regional group offices. These offices develop business through employee benefit brokers, third-party administrators and other employee benefit firms.

Other Operations includes investments related to the excess capital, other corporate investments, and benefit plan net liability.

Segment operating revenues and income (loss) from operations are internal measures used by our management and Board of Directors to evaluate and assess the results of our segments. Income (loss) from operations is GAAP net income excluding the after-tax effects of the following items, as applicable:

- Realized gains and losses associated with the following ("excluded realized gain (loss)"):

     -    Sale or disposal of securities;

     -    Impairments of securities;

     - Change in the fair value of derivative instruments, embedded derivatives within certain reinsurance arrangements and our trading securities;

     - Change in the fair value of the derivatives we own to hedge our GDB riders within our variable annuities;

     - Change in the GLB embedded derivative reserves, net of the change in the fair value of the derivatives we own to hedge the changes in the embedded derivative reserves; and

     - Changes in the fair value of the embedded derivative liabilities related to index call options we may purchase in the future to hedge contract holder index allocations applicable to future reset periods for our indexed annuity products accounted for under the Derivatives and Hedging and the Fair Value Measurements and Disclosures Topics of the FASB ASC.

- Change in reserves accounted for under the Financial Services - Insurance - Claim Costs and Liabilities for Future Policy Benefits Subtopic of the FASB ASC resulting from benefit ratio unlocking on our GDB and GLB riders ("benefit ratio unlocking");

-    Income (loss) from the initial adoption of new accounting standards;

- Income (loss) from reserve changes (net of related amortization) on business sold through reinsurance;

-    Gain (loss) on early extinguishment of debt;

-    Losses from the impairment of intangible assets; and

-    Income (loss) from discontinued operations.

Operating revenues represent GAAP revenues excluding the pre-tax effects of the following items, as applicable:

     -    Excluded realized gain (loss);

     - Amortization of DFEL arising from changes in GDB and GLB benefit ratio unlocking;

     - Amortization of deferred gains arising from the reserve changes on business sold through reinsurance; and

     - Revenue adjustments from the initial adoption of new accounting standards.

We use our prevailing corporate federal income tax rate of 35% while taking into account any permanent differences for events recognized differently in our financial statements and federal income tax returns when reconciling our non-GAAP measures to the most comparable GAAP measure. Operating revenues and income (loss) from operations do not replace revenues and net income as the GAAP measures of our consolidated results of operations.

Segment information (in millions) was as follows:

                                         FOR THE YEARS ENDED
                                             DECEMBER 31,
                                         -------------------
                                         2011   2010   2009
                                         ----   ----   -----
REVENUES
Operating revenues:
   Annuities                             $115   $111   $ 99
   Retirement Plan Services                56     53     52
   Life Insurance                         555    563    550
   Group Protection                        73     62     48
   Other Operations                        16     18     20
Excluded realized gain (loss), pre-tax    (31)   (20)   (68)
                                         ----   ----   -----
   Total revenues                        $784   $787   $ 701
                                         ====   ====   =====

                                           FOR THE YEARS ENDED
                                               DECEMBER 31,
                                           -------------------
                                            2011   2010   2009
                                           -----   ----   ----
NET INCOME (LOSS)
Income (loss) from operations:
   Annuities                               $  22   $ 22   $ 22
   Retirement Plan Services                    5     (1)     3
   Life Insurance                             64     96     80
   Group Protection                            1     (2)    --
   Other Operations                           (1)    11     12
Excluded realized gain (loss), after-tax     (20)   (13)   (44)
Impairment of intangibles, after-tax        (102)    --     --
                                           -----   ----   ----
   Net income (loss)                       $ (31)  $113   $ 73
                                           =====   ====   ====

                                 FOR THE YEARS ENDED
                                     DECEMBER 31,
                                 -------------------
                                  2011   2010   2009
                                  ----   ----   ----
NET INVESTMENT INCOME
Annuities                         $ 66   $ 69   $ 62
Retirement Plan Services            51     49     48
Life Insurance                     278    277    274
Group Protection                     6      5      4
Other Operations                    16     18     20
                                  ----   ----   ----
   Total net investment income    $417   $418   $408
                                  ====   ====   ====

                                                         FOR THE YEARS ENDED
                                                             DECEMBER 31,
                                                         -------------------
                                                          2011   2010   2009
                                                          ----   ----   ----
AMORTIZATION OF DAC AND VOBA, NET OF INTEREST
Annuities                                                  $16    $15   $10
Retirement Plan Services                                     1     10     7
Life Insurance                                              80     53    66
Group Protection                                             2      2     3
                                                           ---    ---   ---
   Total amortization of DAC and VOBA, net of interest     $99    $80   $85
                                                           ===    ===   ===

                                                FOR THE YEARS ENDED
                                                     DECEMBER 31,
                                                -------------------
                                                2011   2010   2009
                                                ----   ----   -----
FEDERAL INCOME TAX EXPENSE (BENEFIT)
Annuities                                       $  6   $ 7    $  8
Retirement Plan Services                           2    (1)      2
Life Insurance                                    34    51      43
Group Protection                                   1    (1)     --
Other Operations                                  (1)    6       6
Excluded realized gain (loss)                    (10)   (7)    (24)
                                                ----   ---    ----
   Total federal income tax expense (benefit)   $ 32   $55    $ 35
                                                ====   ===    ====


                           AS OF DECEMBER 31,
                           ------------------
                             2011      2010
                           -------   --------
ASSETS
Annuities                  $ 3,775   $ 3,542
Retirement Plan Services     1,460     1,337
Life Insurance               6,627     6,387
Group Protection               124       102
Other Operations                99       268
                           -------   -------
   Total assets            $12,085   $11,636
                           =======   =======

20. SUPPLEMENTAL DISCLOSURES OF CASH FLOW DATA

The following summarizes our supplemental cash flow data (in millions):

                               FOR THE YEARS ENDED
                                   DECEMBER 31,
                               -------------------
                               2011   2010   2009
                               ----   ----   -----
Income taxes paid (received)    $17    $15    $(9)
                                ===    ===    ===

21. TRANSACTIONS WITH AFFILIATES

Transactions with affiliates (in millions) recorded on our financial statements were as follows:

                                     AS OF DECEMBER 31,
                                     ------------------
                                         2011   2010
                                         ----   ----
Assets with affiliates:
   Service agreement receivable(1)       $(8)   $16
   Ceded reinsurance contracts(2)         122    45
   Ceded reinsurance contracts(3)          13    19

                                                     FOR THE YEARS ENDED
                                                        DECEMBER 31,
                                                     -------------------
                                                     2011   2010   2009
                                                     ----   ----   ----
Revenues with affiliates:
   Premiums paid on ceded reinsurance contracts(4)   $(17)  $(10)  $(17)
   Fees for management of general account(5)           --     --     (4)
Benefits and expenses with affiliates:
   Service agreement payments(6)                       65     57     59

----------
(1)  Reported in other assets on our Balance Sheets.

(2)  Reported in reinsurance recoverables on our Balance Sheets.

(3)  Reported in reinsurance related embedded derivatives on our Balance Sheets.

(4)  Reported in insurance premiums on our Statements of Income (Loss).

(5)  Reported in net investment income on our Statements of Income (Loss).

(6) Reported in underwriting, acquisition, insurance and other expenses on our Statements of Income (Loss).

SERVICE AGREEMENT

In accordance with service agreements with LNL and certain of its affiliates for personnel and facilities usage, general management services and investment management services, we receive services from and provide services to affiliated companies and also receive an allocation of corporate overhead from LNC. Corporate overhead expenses are assigned based on specific methodologies for each function. The majority of the expenses are assigned based on the following methodologies: investments by product, assets under management, weighted policies in force, headcount and sales.

FEES FOR MANAGEMENT OF GENERAL ACCOUNT

On January 4, 2010, LNC closed on a purchase and sale agreement pursuant to which all of the outstanding capital stock of Delaware Management Holdings, Inc. ("Delaware") was sold. In addition, we entered into investment advisory agreements with Delaware, pursuant to which Delaware will continue to manage the majority of our general account insurance assets.

CEDED REINSURANCE CONTRACTS

We cede business to two affiliated companies, LNL and Lincoln National Reinsurance Company (Barbados) Ltd.